      As filed with the Securities and Exchange Commission on May 14, 1999



                           Registration No. 333-72975


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            FINANCIAL INTRANET, INC.
                   (Name of small business issuer in charter)

            Nevada                          7375                   88-0357272

(State or other jurisdiction of   (Primary Standard Industrial   (IRS Employer
 incorporation or organization)   Classification Code Number)     I.D. Number)

                             410 Saw Mill River Road
                                Ardsley NY 10502
                                 (914) 693-5060
   (Address and telephone number, of registrant's principal executive offices)
--------------------------------------------------------------------------------
                         Michael Sheppard, President c/o
                            Financial Intranet, Inc.
                             410 Saw Mill River Road
                                Ardsley NY 10502
                                 (914) 693-5060
(Address of principal place of business or intended principal place of business)

           (Name, address and telephone number, of agent for service)
--------------------------------------------------------------------------------
                  Please send a copy of all communications to:

                            Steven W. Schuster, Esq.
                             McLaughlin & Stern, LLP
                               260 Madison Avenue
                            New York, New York 10016
                                 (212) 448-1100
                               Fax (212) 448-0066


Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box /X/

                                                  CALCULATION OF REGISTRATION FEE

                                                                    Proposed Maximum       Proposed Maximum
             Title of Each Class of Security        Amount Being    Offering Price Per        Aggregate           Amount of
                     Being Registered                Registered     Unit/Share(1)           Offering Price      Registration Fee
             -------------------------------        ------------    ------------------     ----------------     ----------------

Shares of common stock $.001 par value(2) ......      4,444,444      $ 1.35                    $6,000,000          $   1,668.00
Shares of common stock underlying warrants(3)(4)      5,408,333      $ 1.35                    $7,301,250          $   2,028.13
Shares of common stock(4) ......................        692,994      $ 1.35                    $  935,542          $     259.87
Shares of common stock underlying convertible
    promissory notes(3)(4) .....................      6,075,000      $ 1.35                    $8,201,250          $   2,278.12
Total registration fee .........................                                                                   $   6,234.12(5)
                                                                                                                   ------------
                                                                                                                   $   8,521.43



(1) Estimated solely for the purpose of calculating the registration fee. (2) Securities being registered for sale by Financial Intranet.
(3) Pursuant to Rule 416 there are also being registered such additional shares as may be issued as a result of the anti-dilution provisions of the warrants and the convertible promissory notes.
(4) Securities being registered for resale only.
(5) $8,521.43 previously paid as the registration fee.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE


This registration statement covers the primary offering of common stock by Financial Intranet, Inc. and the offering of common stock by certain selling securityholders. Financial Intranet is registering under the primary prospectus 4,444,444 shares of common stock for sale. The selling securityholders are registering, under an alternate prospectus 5,408,333 shares of common stock underlying certain warrants, 6,075,000 shares of common stock underlying certain convertible promissory notes (including an additional 2,025,000 shares of common stock being registered with respect to certain anti-dilution provisions of such promissory notes), 655,000 shares of common stock previously issued and 37,994 shares of common stock which may be issued. The alternate prospectus pages, which follow the primary prospectus, contain certain sections which are to be combined with all of the sections contained in the primary prospectus, with the exceptions of the front and back cover pages and the section entitled "The Offering." Furthermore, all references contained in the alternate prospectus to the "offering" shall refer to Financial Intranet's offering under the primary prospectus.

                             FINANCIAL INTRANET INC.
                              CROSS REFERENCE SHEET



                                    Item Caption                                      Location
1.         Forepart of Registration Statement and Outside Front
           Cover Page of Page Prospectus.....................................  Outside Front Cover Page

2.         Inside Front and Outside Back Cover Outside Pages of
           Prospectus........................................................  Inside Front and Outside Back Cover

3.         Summary Information and Risk Factors..............................  Prospectus Summary; Risk Factors

4.         Use of Proceeds...................................................  Use of Proceeds

5.         Determination of Offering Price Factors...........................  Plan of Distribution

6.         Dilution..........................................................  Dilution

7.         Selling securityholders...........................................  Selling securityholders

8.         Plan of Distribution..............................................  Plan of Distribution

9.         Legal Proceedings.................................................  Business

10.        Directors, Executive Officers, Promoters and Control
           Persons...........................................................  Management

11.        Security Ownership of Certain Beneficial Owners and
           Management........................................................  Principal Stockholders

12.        Description of Securities.........................................  Description of Securities

13.        Interest of Named Experts and Counsel.............................  Legal Matters; Experts

14.        Disclosure of Commission Position on Indemnification
           for Securities Act................................................  Plan of Distribution--Indemnification

15.        Organization Within Last Five Years...............................  Business

16.        Description of Business...........................................  Business; Risk Factors; Financial Statements;
                                                                               Selected Financial Data; Prospectus Summary; Use of
                                                                               Proceeds

17.        Management's Discussion and Analysis Discussion and or
           Plan of Operation.................................................  Management's Analysis of Financial Condition and
                                                                               Results of Operation

18.        Description of Property...........................................  Business-Facilities

19.        Certain Relationships and Related Transactions....................  Certain Transactions

20.        Market for Common Equity and Related Matters......................  Market for Common Equity

21.        Executive Compensation............................................  Management-Executive Compensation

22.        Financial Statements..............................................  Financial Statements

23.        Changes In and Disagreements With Accountants on
           Accounting and Financial Disclosure...............................  Not Applicable


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.





                     SUBJECT TO COMPLETION DATED May 14, 1999


PROSPECTUS


                        4,444,444 Shares of Common stock


                            Financial Intranet, Inc.


                                 $1.35 per share



         Financial Intranet, Inc. is directly offering 4,444,444 shares of common stock. We are not required to sell any specific number or amount of common stock. We will use our best efforts to sell the common stock offered without discounts or selling commissions. We will receive a maximum of $5,820,000 before expenses if we sell all 4,444,444 shares. Our common stock is listed on the Nasdaq OTC Bulletin Board under the symbol "FNTN."


         These are speculative securities and this investment involves a high degree of risk. See "Risk Factors" beginning on page 6.


         We will offer the common stock for a maximum of 6 months from the date of this prospectus. The funds will not be placed in an escrow account. We will keep the proceeds as shares of common stock are purchased.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.

         Selling securityholders are offering under an alternate prospectus 9,458,333 shares of common stock underlying warrants and convertible promissory notes, 655,000 shares of common stock previously issued and 37,994 shares of common stock which may be issued.


                  The Date of this Prospectus is       , 1999

                                TABLE OF CONTENTS


                                                                               Page
Prospectus summary ...............................................................2
Risk factors .....................................................................6
Use of proceeds .................................................................10
Capitalization ..................................................................11
Dilution ........................................................................12
Dividend policy .................................................................13
Management's discussion and analysis of
 financial condition and results of
 operations .....................................................................14
Business ........................................................................18
Management ......................................................................30
Certain transactions ............................................................35
Principal stockholders ..........................................................36
Selling securityholders .........................................................37
Description of securities .......................................................40
Shares eligible for future sale .................................................43
Plan of distribution ............................................................43
Legal matters ...................................................................44
Experts .........................................................................44
Financial statements ...........................................................F-1


                               PROSPECTUS SUMMARY


                                About Our Company


         We are an emerging media and communications company providing specialized services to the investment industry.


         o We offer mutual funds and investment managers a private intranet to distribute product information and training materials to broker/dealers and financial advisors. The client can transmit these materials through interactive video teleconferences and the transmission of video-on-demand, text and digitally stored documents.

         o We provide broker/dealers and financial advisors with communications services, including voice and data transmission. We also provide value-added features, including:

         o        immediate access to information about mutual funds,

         o        video teleconferencing, and

         o        leads to potential customers who visit our web site.

         o We maintain a web site at www.fntn.com for prospective investors. The web site offers

         o        "chat rooms,"

         o        message boards,

         o        delayed quotes on securities prices,

         o        advanced charting of security performance,

         o        portfolio management tools,

         o        a searchable mutual fund data base, and

         o        a realtime searchable news database


         We have a strategic relationship with Siemens Nixdorf
Informationssysteme Ges.m.b.H. Siemens has installed and manages our integrated hardware and software system. We and Siemens have developed applications based on Siemens' proprietary video-on-demand and data mining technology.


         Our business strategy is to offer our services to the investment industry throughout the United States.


         Our principal executive office is located at 410 Saw Mill River Road, Suite 2040, Ardsley, New York 10502. Our telephone number is (914) 973-5060.

                                  The Offering



Securities offered:                             4,444,444 shares of common stock

Offering price:                                 $1.35 per share of common stock.
                                                The price is estimated at $1.35
                                                for purposes of this preliminary
                                                prospectus. The offering price
                                                will equal the average of the
                                                closing bid and asked prices per
                                                share of common stock as listed
                                                on the OTC Bulletin Board on the
                                                trading date prior to the
                                                commencement of the offering
                                                under this prospectus.


Securities outstanding prior to the
   offering:                                    22,724,282 shares

Securities outstanding after
   offering:                                    36,665,053 shares. The number
                                                assumes conversion of the
                                                selling securityholders'
                                                convertible promissory notes and
                                                exercise of the selling
                                                securityholders' warrants and
                                                the issuance of certain
                                                additional shares but assumes no
                                                exercise of any other
                                                outstanding options or warrants.

Risk factors:                                   An investment in the common
                                                stock is highly speculative and
                                                involves substantial risks
                                                including the risks of :

                                                o   limited operations
                                                o   projected losses
                                                o   limited number of products
                                                o   management's broad discretion
                                                    in the application of proceeds
                                                o   the possible need for additional financing
                                                o   competition.

                                                Investors should carefully
                                                consider the matters under the
                                                caption "Risk Factors."

Use of proceeds:                                [6~Financial Intranet will receive
                                                maximum net proceeds from its
                                                sale of the common stock of
                                                approximately $5,820,000. We
                                                intend to use the net proceeds
                                                approximately as follows:

                                                o   marketing and sales
                                                o   capital expenditures
                                                o   expansion of network architecture
                                                o   repayment of accounts payable
                                                o   research and development
                                                o   deposits with telecom carriers
                                                o   working capital.

OTC Bulletin Board symbol:                      FNTN


                             SELECTED FINANCIAL DATA


The selected financial data as of December 31, 1997 and 1998 and for the fiscal years ended December 31, 1997 and 1998 have been derived from our audited consolidated financial statements, including the related notes, included elsewhere in this prospectus. This financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes appearing elsewhere in this prospectus.


                             Year Ended December 31


                                                                                                   ** 1 1997              1998
                                                                                                   ----                   ----
Statement of Operations Data:
Total revenue............................................................................            $0              $     89,169
Cost of revenue .........................................................................             0                   163,033
Operating expenses.......................................................................       817,280                 2,065,976
Loss from operations.....................................................................     (817,280)                (2,139,840)
Other expense............................................................................         (150)                    (2,138)
Net loss.................................................................................     (817,430)                (2,141,978)
Net loss per common share................................................................        (0.07)                     (0.12)
Weighted average shares outstanding......................................................   10,932,900                 18,328,984





                                                                                        December 31, 1998
                                                                                        -----------------
Balance Sheet Data:
Working capital (deficit)..................................................................    $(667,438)
  Total assets.............................................................................     1,413,148
  Total long-term debt.....................................................................       500,000
Total stockholders' equity.................................................................        42,963


                                  RISK FACTORS


Investors can have difficulty evaluating our prospects because we recently commenced business.


         We began building our infrastructure and our research and development for our intranet in February 1997 and offer a limited relevant operating history. You should consider our prospects in light of the risks, expenses and difficulties frequently encountered by new businesses in connection with the marketing and sale of new products and services.


Our projected losses raise substantial doubt about our ability to continue as a going concern unless we obtain financing or generate adequate revenues.


         Unless we generate sufficient revenues or obtain financing through this offering or another means, our operations in the development stage raise substantial doubt about our ability to continue as a going concern. We had net losses of $817,430 for the year ended December 31, 1997 and $2,141,978 for the year ended December 31, 1998. We have had limited revenues since inception. We had no revenues from inception through December 31, 1997. We had revenues of $89,169 in 1998. We expect to incur up-front operating costs to expand our marketing efforts, which may result in further losses. We will not be profitable until we establish a broader customer base for our services and derive substantial revenues from our sale of communications and intranet services.


Our profitability depends on the success of a  limited number of products.


          Our business may be adversely affected if we receive lower than anticipated revenues from either of our two principal sources:


          o communications services with value added features for broker/dealers and financial advisors, and


          o marketing services for mutual funds and other financial product companies.


Telecommunications companies and others with greater resources and name recognition could make it very difficult to compete.


         Telecommunications companies and other distributors of financial information are our most significant competitors. Many competitors have greater financial, technical, marketing, sales and customer support and other resources. Many competitors have reputations for successfully developing, licensing and selling their products and technologies. Competitors may be able to undertake more extensive marketing campaigns and adopt more aggressive pricing policies than we. They may be able to add value-added services, similar to ours. In that case, we may face significant price competition and reduced profit margins. We may not be able to compete successfully with larger companies.


Reduced barriers to entry may increase competition.


         Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of providing services but also facilitate increased competition by reducing competitors' costs in providing similar services. Such competition could increase price competition and reduce anticipated profit margins.


Our lack of patent or copyright protection may increase the difficulty of protecting our rights to our technology.


         We regard the technology we use as proprietary, but have no existing or pending patent or copyright protection. Our success depends in part on our ability to protect our technology and other intellectual property by relying on one or more of the following:



          o         confidentiality agreements with employees and third parties
          o         license agreements with consultants, vendors and customers
          o         trade secret laws
          o         trademark laws
          o         common law copyright


We have signed agreements with third parties who have access to our technology. Despite such protections, a third party could copy or otherwise obtain and use our products or technology, or develop similar technology independently. We may be forced to litigate to protect our interests. Litigation of this type is frequently expensive. We may not have the financial resources to pursue such litigation. We cannot be assured of success without patent and copyright protection and we cannot be assured of success.


Others may claim that we breached their patents or copyrights and prevent us from using our technology.


         While we consider our technology unique, others utilize similar technologies. These companies may claim that we have breached their copyrights, patents or proprietary rights. We may be forced to litigate these disputes. This litigation, too, would be expensive with no assurance of success.


Our success may depend on our ability to obtain additional financing following this offering.


         We anticipate that the net proceeds from the sale of all of the shares and income from operations will satisfy our financial requirements for at least 24 months following the date of this prospectus. We base this expectation on our current operating plan. The plan is subject to change because of events within and outside of our control. In the event of a change, we may require additional financing sooner than anticipated. Opportunities such as an acquisition may arise which may require additional financing. We may not be able to obtain funding on a timely basis, on favorable terms, or at all. One selling securityholder is obligated to purchase convertible promissory notes and warrants for an additional $1,100,000 during the 10 months after the date of this prospectus. Except for that selling securityholder, we do not have a credit facility or any committed source of financing. Our business, financial condition and results of operations will suffer if we are unable to obtain the financing we need or generate sufficient funds from operations. Although we anticipate that we will continue to offer our existing services to additional customers, we may curtail our planned expansion and may be unable to fund ongoing operations.


The ability of our officers and principal shareholders to control our business may limit minority shareholders' ability to influence corporate affairs.


         As of May 10, 1999, Michael Sheppard, President, Maura Marx, Executive Vice President and Ben B. Stein, a consultant, own approximately 23% of the outstanding shares of our common stock. They would own 37.7% of the outstanding shares of common stock if they exercised all their options with an exercise price of $.19 per share prior to completion of this offering. They would own 24.5% of the outstanding shares of common stock if they exercised all their options and we sold all 4,444,444 shares in this offering and the selling securityholders exercised all their warrants and converted all their promissory notes. The exercise of such options by Messrs. Sheppard and Stein and Ms. Marx may enable them to elect our directors and determine our policies.


We depend upon certain key employees to develop and market our services.


         Financial Intranet's success is highly dependent upon key members of senior management who designed the services and are responsible for marketing them. The efforts of Mr. Sheppard, our President, and Ms. Marx, our Executive Vice President are particularly essential to our operations and growth. Financial Intranet has employment agreements with Mr. Sheppard and Ms. Marx but no key-man life insurance on any employees. Our future operations will also depend in part upon our ability to retain current employees and to attract and retain additional qualified personnel. We may not be able to attract and retain such personnel or, if we are able to do so, on favorable terms.


Because our operations are dependent on the continued operation of our computer equipment, any disruption to our computer system could adversely affect our business.


         Substantially all of our communications hardware and certain of our computer hardware operations are located at our offices in Ardsley, New York. Our system is vulnerable to damage from:


         o    fire,
         o    flood,
         o    power loss,
         o    telecommunications failures, and
         o    break-ins and similar events.


         We do not have any secondary systems, although we intend to establish such a system with the proceeds of a maximum offering. We believe that a total system failure would not result in interruption of our business for more than two weeks. We have a disaster recovery plan and carry business interruption insurance. However, any significant failure in our services could cause significant harm to our customer relations.


We may be vulnerable to attempts by unauthorized computer users to penetrate our network security.


         Someone may be able to misappropriate proprietary information or cause interruptions in our services. We may need to expend significant capital and resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. In addition to security breaches, inadvertent transmission of computer viruses could expose us to risk of loss or litigation and possible liability.


We may become liable if information disseminated by our website violates any law or the rights of a third party.


         Content from our Web site is distributed to others. We may be subjected to claims of negligence, copyright, patent or trademark infringement, defamation, indecency and other claims. Such claims have been brought, sometimes successfully, against Internet content distributors. Our disclaimers regarding content provided by others and indemnification from content providers may prove inadequate. In addition, we could be subjected to claims based upon the content that is accessible from our Web site through links to other Web sites. We maintain general liability insurance of $2,000,000 and are applying for errors and omission insurance. Our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any liability not covered by insurance or in excess of insurance coverage could adversely effect us.


Our potential issuance of shares upon the exercise of certain options or conversion of promissory notes at prices below the offering price could reduce the market price of our stock.


         The purchase of our stock by these investors or their potential of purchases at below market price may reduce the market price of our stock. We have issued stock options, warrants and convertible notes to persons who invested in us or provided goods, services or credit. These people have the right to purchase up to 15,938,622 shares at various prices below that offered in this prospectus.


The sale of shares by selling security holders at the same time that we sell shares could reduce the market price of our stock.


          This prospectus is part of a larger registration statement. The registration statement contains a second prospectus which allows a number of investors to sell up to 10,151,327 shares of stock. The selling security holders' sale of their shares may reduce the market price of our stock. Some of the shares can only be offered after the investors have exercised warrants, but the exercise prices of the warrants are below the market price of our stock.


The price of our stock may decrease as a result of sales under Rule 144.


         5,179,570 shares of common stock held by present shareholders have not been registered under the Securities Act of 1933. The stock can be sold under Rule 144. Sales of substantial amounts of stock under Rule 144 could adversely affect the market price of the shares and make it more difficult for us to sell our stock in the future. The failure of third party vendors to be year 2000 compliant could adversely affect us.


          We work with a number of sophisticated companies in the telecommunications industry, including Siemens, MCI/Worldcom and Frontier, who have certified that they are year 2000 compliant. However, entities with which we transact business, including customers and vendors may suffer from the year 2000 problem. We cannot be certain their products or systems are year 2000 compliant. We cannot predict the effects of the year 2000 problem on such entities or on the economy in general, or the resulting effects on us. We may suffer interruptions or additional expense or lose revenue to the extent customers or vendors are not compliant.

                                 USE OF PROCEEDS


The net proceeds which Financial Intranet will receive from the sale of its of common stock, after deducting offering expenses of approximately $180,000, will be $5,820,000. Financial Intranet intends to use the net proceeds as follows:



                                                                                               Approximate
Application of Proceeds                                                                        dollar amount     Percentage
-----------------------                                                                        -------------     ----------
Marketing and sales..........................................................................     $1,600,000           27.4%
Capital expenditures for equipment...........................................................        900,000           15.5%
Disaster recovery programs and expansion into other geographic markets.......................        750,000           12.9%
Expand network architecture for switching and
    installation of cabling to customers.....................................................        700,000           12.0%
  Payment of past due accounts payable.......................................................        670,000           11.5%
Research and development of additional product and
  software development tools.................................................................        500,000            8.6%
Deposits with telecom carriers who provide communications
  services that we resell ...................................................................        150,000            2.6%
Working capital, primarily general and administrative expenses...............................        550,000            9.5%
Total                                                                                             $5,820,000          100.0%
                                                                                                  ==========          ======


         If gross proceeds from this offering are $1,000,000 or less, we will spend approximately 90% of the proceeds on marketing and sales and approximately 10% on payment of past due accounts payable. We will spend approximately $1,600,000 from the proceeds of a maximum offering on marketing and sales. Expenditures for marketing and sales will include advertising, brand marketing, trade shows, product catalogs, public relations and the hiring of additional sales and marketing personnel. If we receive gross proceeds of more than $1,000,000 but less than the maximum amount, we anticipate applying the proceeds to all of the items except for construction of a second data center to facilitate our expansion outside the United States or construction of a disaster recovery system. We do not anticipate using any proceeds of this offering to construct a second data center unless we receive the maximum proceeds.


          Our allocation of net proceeds represents our best estimate based upon present plans. Financial Intranet may reallocate some of the proceeds if our plans change. We have broad discretion as to the application of a significant portion of the net proceeds without having to seek the approval of the investors in this offering. Future events may cause us to reallocate our resources, including cash, for uses not presently contemplated by us.


          Selling commissions of up to $600,000 and non-accountable expense allowances of up to $180,000 may be deducted from the proceeds and a reallocation would occur if any broker/dealers participate in the offering.


          Financial Intranet believes that the net proceeds from its offering and revenues generated by planned operations will satisfy our working capital needs for the next 24 months. However, Financial Intranet may require additional financing to expand its business. We will require additional financing for any acquisitions and do not know the means or terms of financing any acquisition or whether such financing would be available on acceptable terms. We have no commitments or understandings for any acquisitions.


          Financial Intranet expects to receive $1,100,000 over the next 10 months as agreed upon by the purchaser of convertible promissory notes and warrants in February 1999. If we receive minimal proceeds from this offering, we anticipate using $300,000 of such investment for marketing and sales and the balance for working capital. Financial Intranet can't predict the amount or potential source of other funds and has no current other commitments to obtain such funds. We can't be assured of obtaining additional financing on acceptable terms when needed.



                                 CAPITALIZATION


The following table shows our capitalization as of December 31, 1998. The information below should be read in conjunction with the other financial information contained elsewhere in this prospectus.




                                                                                             December 31, 1998
                                                                                             -----------------
Total short-term debt including current maturities of long-term debt.......................        $        -0-
Total long-term debt, less current maturities..............................................            500,000
Stockholders's equity:.....................................................................             42,963
                                                                                                   -----------
   Common stock, $.001 par value; 50,000,000 shares authorized; 20,561,048 shares
      outstanding..........................................................................             20,561
     Paid in capital.......................................................................          4,079,186
     Deferred compensation cost............................................................         (1,062,878)
   Accumulated deficit during the development stage........................................         (2,993,906)
                                                                                                   -----------
Total stockholder's equity.................................................................            $42,963
                                                                                                   -----------

                                    DILUTION


          Purchasers of the shares of Financial Intranet will experience an immediate and substantial dilution in the net tangible book value per share of their investment. As of December 31, 1998, Financial Intranet had an aggregate of 20,561,048 shares of common stock outstanding and a net tangible book value of $(206,243) or $(.01) per share of common stock. See the December 31, 1998 financial statements. "Net Tangible Book Value Per Share" represents the total amount of Financial Intranet's tangible assets, less the total amount of its liabilities, divided by the total number of shares of common stock outstanding.

          Our proforma net tangible book value would be $.22 per share after giving effect to our sale of 4,444,444 shares at the offering price of $1.35 per share of common stock. This amount represents an immediate dilution of approximately $1.13 per share of common stock to new investors. At the same time, it represents an immediate increase of $.31 per share of common stock to stockholders. Dilution is defined as the difference between the attributed price per share of common stock to purchasers in Financial Intranet's offering and the proforma net tangible book value per share of common stock as of December 31, 1998. The increase is defined as the difference between the proforma net tangible book value per share of common stock as of December 31, 1998 and the proforma net tangible book value per share of common stock as of December 31, 1998 after giving effect to the issuance of 10,151,327 shares of common stock. Such increase to current stockholders is solely attributable to the cash price paid by purchasers of the common stock offered for sale by Financial Intranet.

The following table illustrates the per share dilution as of December 31, 1998:

Public offering price per share                                        $1.35
                                                                       -----
Net proforma tangible book value per share before giving               $(.01)
effect to Financial Intranet's offering
Increase per share attributable to the net proceeds of
the sale of 4,444,444 shares of common stock
offered by Financial Intranet                                          $ .22
Proforma net tangible book value per share as of
December 31, 1998 reflecting Financial Intranet's offering             $ .30
Dilution per share to purchasers in Financial Intranet's offering      $1.05



In order to make these calculations, we included the following:

          o 5,408,333 shares of common stock issuable upon exercise of the warrants issued to selling securityholders;

          o 4,050,000 shares of common stock issuable upon conversion of the selling securityholders' convertible promissory notes;

          o 655,000 shares of common stock issued to the selling securityholders; and

          o 37,994 shares of common stock which may be issued to the selling securityholders.

We excluded the following:

          o 858,442 shares of common stock issuable upon exercise of outstanding stock options and warrants at exercise prices from $.18 to $1.20 per share;

          o 5,202,162 shares of common stock issuable upon exercise of options at an exercise price of $.19 per share; or

          o shares that may be issuable pursuant to anti-dilution provisions and market price protection provisions of certain securities.


         The following table sets forth, as of December 31, 1998, a comparison of the number of shares of common stock acquired by current stockholders, the total consideration paid for such shares of common stock and the average price per share paid by current stockholders of common stock and to be paid by the prospective purchasers of the shares of common stock offered for sale by Financial Intranet. The calculations are based upon the anticipated public offering price of $1.35 per share of common stock, before deducting estimated offering expenses.



                                           Common stock Acquired                        Total Consideration
                                           ---------------------                        -------------------
                                Number                Percent               Amount              Percent     Average Price Per Share
                                ------                -------               ------              -------     -----------------------

       Current Stockholders:  20,561,048               82.2%              $4,122,947              40.7%               $ .201
              New Investors:   4,444,444               17.8%               6,000,000              59.3%                 1.35
                      Total:  25,005,492              100%               $10,122,947             100%                 $ .405




                                 DIVIDEND POLICY


Financial Intranet has not paid and does not anticipate paying any dividends on its common stock in the foreseeable future. Financial Intranet currently intends to retain all working capital and earnings, if any, to finance its business operations and expansion. The payment of any cash dividends will be at the discretion of the board of directors and will be dependent upon Financial Intranet's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the board of directors.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


The following discussion should be read in conjunction with the financial statements and notes included elsewhere in this prospectus.


Results of Operations:

Year Ended December 31, 1998 Compared with Year Ended December 31, 1997

Revenue


Our principal source of revenue was income from the resale of telephone and data communication. Revenue for the year ended December 31, 1998 were $89,169 as compared with no revenue in the prior year. Financial Intranet is a development stage company and in 1997 had not commenced operations. We expect to derive growth in revenues primarily through increased volume of communications usage sold.


Cost of Revenue


Financial Intranet's cost of revenue consists primarily of telephone communications lines and the internet access and hosting expenses required to support and deliver Financial Intranet's communications services. Cost of revenues for the year ended December 31, 1998 was $163,033 compared with no costs in the prior year. We expect cost of revenues to increase in direct relationship to the future revenues anticipated from increases in usage volume.


Sales and Marketing Expenses


Sales and marketing expenses consist primarily of commissions to our sales force and promotional, advertising and public relations costs. Sales and marketing expenses decreased 10% from $55,794 in 1997 to $50,246 in 1998. Lower advertising and promotion costs were partially offset by commission expenses paid to Financial Intranet's sales force which did not exist in 1997. We expect sales and marketing expenses to increase due to the growth of the sales force as well as the increased advertising and promotional activities.


General and Administrative Expenses

General and administrative expenses consist primarily of


          o employee compensation and related expenses (including payroll taxes and benefits) for executive, administrative and operations personnel
          o         licensing, legal and other professional fees
          o travel and entertainment o facility and office-related costs such as rent insurance and telephone.

These costs increased 32% from $748,214 in 1997 to $988,509 in 1998 principally due to increased payroll and office costs, as well as higher legal fees and a $41,200 reserve for the potential uncollectibility of a long-term note receivable. Included in these 1998 costs are $90,626 in non-cash issuance of common stock to outside consultants in lieu of services performed. Management expects general and administrative expenses to increase in future periods to support the growth of the business.


Other Financing-related Expenses

Other financing-related expenses charged to operations consists of certain non-cash costs of the issuance of common stock, warrants and stock options. These expenses increased from $13,272 in 1997 to $897,808 in 1998.

Depreciation and Amortization


Depreciation and amortization consists primarily of depreciation of computer equipment and amortization of software development costs. These activities were effectively placed in service in 1998. No depreciation and amortization costs existed in 1997. The 1998 expenses were $129,413 which represents a half year of depreciation and amortization.


Other Income and Expense


Other income consists principally of interest from loans and notes receivable and dividends from short-term investments. Interest and other income increased 67% from $2,475 for the year ended December 31, 1997 to $4,140 for the year ended December 31, 1998. Interest expense consists of interest accrued on loans and notes payable to officers. Interest expense more than doubled from $2,675 for the year ended December 31, 1997 to $6,278 for the year ended December 31, 1998.


Income Taxes


No provision for federal and state income taxes has been recorded as Financial Intranet incurred net operating losses in both 1997 and 1998. Financial Intranet had approximately $634,000 of net operating loss carryforwards for federal income tax purposes as of December 31, 1997. We have not determined the net operating loss carryforward as of December 31, 1998 because we have not filed our tax returns for such period. The net operating loss will be available to offset future taxable income. Given Financial Intranet's limited operating history, losses incurred to date and the difficulty in accurately forecasting Financial Intranet's future results, management does not believe that the realization of the potential future benefits of these carryforwards meets the criteria for recognition of a deferred tax asset required by generally accepted accounting principles and, accordingly, a full 100% valuation allowance has been provided.


Year Ended December 31, 1997 Compared with Year Ended December 31, 1996


Financial Intranet began as a development stage company in December 1996. We had expenses of only $9,760 in 1996, consisting entirely of consulting costs for which stock was issued in lieu of payment. For the year ended December 31, 1997, while still in a development stage, Financial Intranet had selling, general and administrative costs of $817,280, which were discussed in the above analysis. In addition, interest costs for the year ended December 31, 1997 were $2,625 and none for the prior year.


Liquidity and Capital Resources


We had a balance of $149,225 in cash and cash equivalents at December 31, 1998.

Financial Intranet had negative working capital of $(667,438) at December 31, 1998. Net cash used in operating activities was $453,786 for the year ended December 31, 1998. Cash used in operating activities was primarily attributable to a net loss of $2,141,978 partially offset by non-cash items such as depreciation and amortization of $129,413 stock compensation costs of $897,808 as well as positive changes in working capital. Net cash used in operating activities for the year ended December 31, 1997 was $533,042 which was principally due to the net loss of $817,430, partially offset by $159,290 in consulting services paid by issuance of common stock and positive changes in working capital.

Net cash used in investing activities of $859,343 for the year ended December 31, 1998 was primarily attributable to capital expenditures of $833,128 and capitalized software development costs of $41,551, partially offset by a

$15,336 loan repayment from an officer. Net cash used in investing activities of $365,597 for the year ended December 31, 1997 was due to $235,712 in capital equipment acquired, $68,275 in software development costs, $20,410 in loans advanced to an officer and notes receivable advances of $41,200.


Net cash provided by financing activities for the year ended December 31, 1998 was $1,460,425 and consisted of proceeds from the issuance of common stock and convertible promissory notes, less related financing costs and a $47,250 repayment of a vendor loan. Net cash provided by financing activities for the year ended December 31, 1997 was $900,466, and consisted of proceeds from the issuance of common stock, less related financing fees, and proceeds from a vendor loan, which was repaid during 1998.


We believe that the cash proceeds from the offering, together with existing private placement arrangements, will be sufficient to meet anticipated cash requirements because Financial Intranet does not expect to generate positive cash flow from operations until the second quarter of the year 2000. However, unless Financial Intranet generates significant revenue or obtains financing through this offering or another means in the near future, Financial Intranet's operations in the development stage raise substantial doubt about its ability to continue as a going concern. We have the right to demand payment of $1,100,000 from the investor in a private placement during the 10 months from the date of this prospectus. There can be no assurance that additional capital beyond the amounts currently forecasted by Financial Intranet will not be required, nor that any such required additional capital will be available on reasonable terms, if at all, at such time as required by Financial Intranet.

We anticipate that we can continue to provide the services that we currently offer to more customers without any proceeds from this offering. We believe that revenues from operations and the $1,100,000 which the investor in a private placement has agreed to provide us during the 10 months following the date of this prospectus will enable us to conduct our business. The proceeds of this offering will enable us to accelerate our intended expansion, although there can be no assurance. In addition, without all of the proceeds of this offering or financing from another source, we will not be able to implement the disaster recovery program mentioned in our use of proceeds.

Financial Intranet has satisfied its cash requirements primarily through private placements of common stock, warrants and debentures convertible into shares of common stock, as well as the issuance of common stock in lieu of payment for services. Also, officers have loaned Financial Intranet funds as needed to provide working capital.

On May 20, 1998, Financial Intranet issued a 6% convertible debenture in the principal amount of $500,000. The entire principal amount of the debenture and all accrued interest was converted into an aggregate of 1,070,800 shares of common stock.

On June 5, 1998, Financial Intranet issued a 12% convertible promissory note in the principal amount of $500,000. The entire principal amount of this promissory note and all accrued interest was converted into 1,237,666 shares of common stock.

On December 31, 1998, Financial Intranet issued a 7% convertible promissory note in the principal amount of $500,000 with a maturity date of December 31, 2001. In conjunction with the issuance of the note, Financial Intranet issued warrants to purchase 1,250,000 shares of common stock for $0.60 per share. The shares issuable upon conversion of the promissory note and exercise of the warrant are being registered pursuant the registration statement of which this prospectus is a part.

There can be no assurance that the warrants will be exercised or the note converted.

On February 8, 1999, Financial Intranet issued a 7% convertible promissory note in the principal amount of $600,000. The principal amount of $240,000 was converted to common stock on March 10, 1999 and the balance of $360,000 is payable on demand commencing May 9, 1999. Financial Intranet also issued warrants to purchase 1,500,000 shares of Common stock for $0.40 per share. We have the right to demand that the investor purchase, for $1,100,000, additional convertible promissory notes and warrants to purchase 1,833,333 shares of Common stock. We can demand this amount over 10 months from the date of this prospectus. The promissory notes will bear interest at the rate of 7% per annum. Financial Intranet anticipates using the proceeds of the additional promissory notes for working capital. The shares issuable upon conversion of the promissory note and exercise of the warrant are being registered pursuant the registration statement of which this prospectus is a part. There can be no assurance that the warrants will be exercised or the note converted.

From time to time, officers have loaned Financial Intranet funds as needed to provide working capital. Financial Intranet issued three outstanding notes in favor of Ben B. Stein, a principal shareholder, consultant and former officer and director. The original principal amount of the notes was $60,889. Mr. Stein agreed on March 3, 1999 to apply the outstanding principal amount of the notes and all accrued interest to the exercise of options in lieu of a cash payment by Financial Intranet. We have an outstanding note in favor of Michael Sheppard for $36,115 due on demand. The promissory note bears interest at 8% per annum.




Year 2000 Compliance


The year 2000 problem is the result of a widespread programming technique that causes computer systems to identify a date based on the last two numbers of a year, with the assumption that the first two numbers of the year are "19." As a result, the year 2000 would be stored as "00," causing computers to incorrectly interpret the year as 1900. Left uncorrected, the year 2000 problem may cause information technology systems (e.g. computer databases) and non-information systems (e.g. elevators) to produce incorrect data or cease operating completely.

We have received confirmation from Siemens, which installed and manages our hardware and software systems, that they are year 2000 compliant. Financial Intranet uses recent releases of software applications and operational programs that are certified by the manufacturers to be year 2000 compliant. We have not incurred material costs to become year 2000 compliant. Financial Intranet has contingency plans to deal with unanticipated year 2000 problems including backing up its data base and financial and accounting records.


Financial Intranet has been advised by its telecommunications providers and providers of information services on its Website and other significant vendors that they are year 2000 compliant and that they have contingency plans in place.

At this time, Financial Intranet fully expects to be year 2000 compliant and believes that its providers and its significant vendors have taken, or are taking, the steps necessary to be in compliance by the year 2000. We believe we can quickly switch to other vendors from any who are not year 2000 compliant and that we will not incur prolonged disruption to our business. Nevertheless, uncertainties remain about the affect on Financial Intranet of third parties who are not year 2000 compliant. The business of Financial Intranet could be adversely affected should Financial Intranet or other entities with whom Financial Intranet does business be unsuccessful in completing critical modifications in a timely manner.

Forward-looking statements in this prospectus may prove to be materially inaccurate.

          In addition to historical information, this prospectus contains forward-looking information that involves risks and uncertainties. The words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those included within the forward-looking statements as a result of certain factors, including the risks described above and elsewhere in this prospectus.

                                    BUSINESS

Introduction


Financial Intranet, Inc. is an emerging New York based media and communications company which delivers services to the investment community. Financial Intranet's initial objectives are to obtain a share of the telephony resale market by offering value-added services to broker/dealers and financial advisors and providing mutual funds and other investment managers with a cost-efficient method for distributing information about their products.

To accomplish these goals, Financial Intranet and its technology partners have developed a secure intranet capable of delivering high quality narrow-band video-on-demand. We currently resell telecommunications services to broker/dealers. Broker/dealers and financial advisors who are subscribers of Financial Intranet can now use the same communications lines for the transmission of voice, video and text data. Mutual funds and futures traders have begun using our intranet to provide product information to broker/dealers using video, text and graphics and to distribute their documentation. We believe that the mutual funds and futures dealers can distribute their documentation via our intranet at lower cost than printing and physically distributing the same materials. Financial Intranet intends to offer its network to deliver continuing education courses on series and ethics material to broker/dealers on an ongoing basis.

Our web site also offers financial information to individuals .These individuals provide historical information about their investment practices which we collect and analyze. If the individuals consent, we provide this information to broker/dealers who specialize in the sectors in which the individual expressed an interest. These broker/dealers are subscribers to our communications services. We will use the generation of leads as a marketing tool to sell communication services to broker/dealers. Revenues will be generated both by the resale of telecommunications services bundled with value-added services to subscribing broker/dealers and from fees from mutual funds for the use of Financial Intranet's network and access to its subscribers.

The technology underlying Financial Intranet's high-speed intranet, video-on-demand service and data mining capability was developed by Financial Intranet in association with Siemens. Financial Intranet has signed agreements creating a strategic alliance with a number of Siemens companies.


History of Financial Intranet


Financial Intranet was incorporated in 1993 as Alexis and Co. in the State of Nevada. We changed our name to Wee Wees Inc. and thereafter, on December 17, 1996 to Financial Intranet, Inc. upon the purchase of a controlling interest by Ben B. Stein. Prior to that date, Financial Intranet had not conducted any business.



We received our reseller certificate from the Federal Communication Commission in 1997 to provide international telecommunications services originating in the United States. Upon the effective date of a tariff in 1997, Financial Intranet also became authorized to provide domestic interstate telecommunications services in accordance with its tariffs. Financial Intranet is also authorized to offer intrastate telephone services in New York, Texas, California, Florida, New Jersey, Connecticut and Colorado. We offer interstate and intrastate long distance service at this time. In June 1997, Financial Intranet entered into an agreement with MCI/WorldCom to resell communications services to end users. Financial Intranet entered into our first contracts with Siemens in July 1997 to provide hardware and assist in developing technology for its intranet. In October 1997, Financial Intranet began providing communications services to broker/dealers. In April 1999, we signed an agreement with Frontier Communications to resell communication services to end users. Financial Intranet derived its 1998 revenues from the resale of communications services to approximately 20 broker/dealers.

We launched our web site in July 1998. Financial Intranet began delivering video-on-demand on our web site in 1998. We began using data mining software to take the information gathered on the website and generate live customer leads for broker/dealers in 1998. We added chat rooms and message boards in January 1999.

An investor has agreed to invest $1,100,000 over the next 10 months under the terms of a private placement in February 1999. We will use the proceeds from such investor to expand our operations . The proceeds of this offering will be used to accelerate the expansion of services that we currently offer.


Markets


Financial Intranet targets three groups in the investment industry :

         Mutual funds and other providers of investment products

Mutual funds need to deliver product information and increase their exposure to potential investors. Approximately 7,000 mutual funds were being offered to investors according to a Reuters article entitled "More Mutual Funds Turning to Outside Management" dated April 23, 1999. If a broker/dealer is to market a fund's products, that fund must provide it with sales information, including a current prospectus. The broker/dealer and its registered representatives must review the prospectus and the fund's rate of return history and sign a selling agreement with the fund before they can solicit or offer the product to the public. Moreover, funds may desire to provide this information in a compelling manner to attract the interest of broker/dealers and their registered representatives and distinguish the fund from its competitors.

Historically, mutual funds provide information to broker/dealers and their registered representatives by mass mailings of printed material, such as prospectuses, sales aids and charts. Funds also utilize wholesalers to introduce the mutual funds to broker/dealers. According to the July 1996 issue of Research Magazine Online, approximately 5,000 wholesalers sold mutual funds in 1996. Fund managers have advised us in interviews that reaching a large group of broker/dealers and their registered representatives and distributing documentation is expensive and can be a particular burden for smaller funds without large marketing budgets. Fund managers said they needed a more effective and economic way to inform a wider range of broker/dealers to increase the percentage of closed sales to prospective investors.

We offer an alternative to using mailings and wholesalers. Using our high speed secure intranet, a fund can distribute to our subscribers


         o   plain text,
         o   graphics,
         o   digitally stored documents such as prospectuses, and
         o   video content.

Financial Intranet believes this method of distribution will appeal to broker/dealers and their registered representatives who will have immediate access to fund information without having to leave their trading screen. A broker can listen to audio or view a video or digitally stored document in a window while still following real-time trading information. The advantage to the broker is more information available at his convenience in his office and more product to sell in a user-friendly format.

We target various providers of investment products. Financial Intranet offers services to

         o   mutual funds,
         o   insurance companies,
         o   commodity trading advisors,

         o   commodity pool operators,
         o   banks, and
         o   other investment product creators.

Mutual funds can use a variety of our services.

The network allows mutual funds to

         o deliver pre-recorded information on their products and educational video content. We deliver the service using our point to point video-on-demand capability . We are producing content. Funds from this offering will enable us to broaden this service by allowing us to develop more content.

         o deliver interactive training and support. We deliver the service through point to multi-point live video teleconferencing. Mutual funds can answer questions about the features of their products. We offer this feature on a trial basis. The rate at which we increase its availability depends on the availability of funds.

         o distribute sales material. Simple text, graphics or digitally stored documents can be viewed on screen or printed by the recipient. Financial Intranet is currently digitalizing documents, provided by our customers for transmission over the network. The proceeds of this offering will enable us to more rapidly expand our ability to digitalize documents for distribution.




         Three mutual funds use our network to advertise their products. Financial Intranet is working with these funds to develop the materials which can be disseminated. Financial Intranet expects that as more broker/dealers purchase its communication services and participate on its intranet, mutual funds and other investment managers will pay Financial Intranet to distribute information about their products.

          Broker/dealers and financial advisors

          Selling communications services to broker/dealers will be a significant portion of our business. Telecommunications represent one of the largest recurring expenses to broker/dealers and financial advisors. There were 5,553 NASD member firms and 309 New York Stock Exchange member firms doing a public business in 1996 according to the Nasdaq stock market company directory, 1997 edition. The NYSE member firms spent approximately $3,100,000,000 on communications in 1996, a 50% increase from 1985.

         Financial Intranet provides discount, long-distance telephony to subscribers. We plan to enter the local resale market. Financial Intranet's reseller agreements with MCI WorldCom Inc. and Frontier Corp. allow it to utilize those companies' communication infrastructures while incurring little up-front installation and maintenance costs. We believe that one appeal of our service is its ability to utilize any channel in our network for the transmission of voice, video, text and digitally stored documents as and when needed.

Value-added services at no additional cost are intended to make our communications services more attractive. Financial Intranet provides broker/dealers and financial advisors value-added services in addition to the technical enhancements to basic communication services. We generate live consumer leads. Financial Intranet developed a web site accessible to individuals. Individuals may "register" by completing a questionnaire and consenting to specified limited use of the information. In exchange for registration, the individual may receive a reward and access to the other features on our web site. We currently provide a 20 minute pre-paid phone card as a reward. Financial Intranet keeps track of the products in which each visitor to its web site shows an interest. The information gathered from each investor is analyzed using our data mining technology, and the name and profile of a consenting individual is given to one broker/dealer or financial advisor operating in that person's geographical area or area of interest. The broker/dealer or financial advisor benefits from the possible sale of products and the opportunity to develop a relationship with the individual.

          We reviewed the first 500 questionnaires completed at our web site. Of the individuals responding:

          o 95% claim to do a substantial amount of research regarding investment opportunities;

          o         92% have a brokerage account;

          o         approximately half execute trades through their broker;

          o 87% trade at least once a month, the majority trading either weekly or monthly;

          o 67% earn over $50,000 per year; 20% earn over $100,000 per year;

          o 90% reside in the United States; 8% reside in Europe; 2% reside elsewhere.

Financial Intranet believes that many of these individuals are potential customers for our subscribing broker/dealers and financial advisors based on the response to the questionnaires. Financial Intranet can also assist broker/dealers by using the network to provide the various sales application forms on-line to the registered representatives.

Broker/dealers and financial advisors are currently offered two levels of access, informational access and interactive access. Interactive access allows broker/dealers and financial advisors to schedule video conferences. Information access provides video-on-demand and news. Delayed quotes on securities prices are available for no additional charge on our web site. We recognize that broker\dealers require real time quotes. Real time quotes and financial data are available through Financial Intranet's co-marketing agreement with S&P Comstock for an additional charge. We could provide real time quotes directly if we construct a second data center with the proceeds of a maximum offering. The second data center will afford us sufficient redundancy in our hardware to improve our reliability if our primary data center sustains a disruption. Financial Intranet also offers links to broker/dealer web sites.

We have begun to offer broker/dealers and financial advisors training on mutual funds and other investment products using video-on-demand, plain text and digitally-stored documents which can be viewed or read at the recipient's location. The information can be updated as needed by the provider of the product. Financial Intranet's network now has the capability to offer video-on-demand but its growth is limited by a lack of content. We are developing content for the video on demand. The development of content can be accelerated with the receipt of additional funding from this offering. Training will also be available through point to multi-point (e.g. mutual fund to broker/dealers) through live interactive video teleconferencing. This live interchange allows broker/dealers to ask questions about the fund or other product.

Financial Intranet expects that brokerage firms will utilize its network to help them fulfill their continuing education requirement for the NASD. Financial Intranet intends to offer broker/dealers the ability to obtain education and training materials for examinations administered by the NASD through the presentation of courses via video-on-demand at the broker/dealer's trading terminal or personal computer. We do not expect to offer this service unless we complete the maximum offering or obtain financing from another source.

         Individual investors

Individual investors have access to Financial Intranet's web site. The web site offers

        o     delayed quotes   on securities prices,
        o     advanced, customizable charting,
        o     portfolio management  ,
        o     video-on-demand library,
        o     a searchable mutual fund database,

        o     "chat rooms,"
        o     message boards, and
        o     a real time searchable news data base .

The number of "hits" per day on Financial Intranet's web site increased from approximately 13,000 to 85,000 since we began the chat rooms in January 1999.

We make the names of certain registrants available to broker/dealers. During registration, we ask each individual for permission to forward his/her name to a broker/dealer or financial advisor. The registrant is also asked to acknowledge that the material presented at the web site is derived from outside sources and Financial Intranet is not responsible for its content.



We do not expect the web site to be a direct source of substantial income. Individual investors do not pay to access or register at Financial Intranet's web site. Financial Intranet is offering some fee based services and products such as books and investment newsletters on stocks and investors and mutual funds which may become an ancillary source of revenue.

Marketing and sales

We believe that increasing our marketing will best facilitate our growth because we currently offer most of the services described in this prospectus. We employ 2 full time salespeople and 2 consultants to assist our President and Executive Vice President in marketing our products. We also advertise our products and services on the internet and attend trade shows. If we receive no proceeds from this offering, we will add salespeople and expand our advertising. We will use 90% of the proceeds of this offering for marketing if gross proceeds from this offering are $1,000,000 or less. We will spend approximately $1,600,000 from the proceeds of a maximum offering on marketing and sales. If we raise only minimal proceeds from this offering, we will use approximately $300,000 from the $1,100,000 which an investor is obligated to provide us over the next 10 months.

Products and services

         Resale of long distance and local communication services

Resellers are among the fastest growing segment of the telecommunications industry. Resellers grew at an annual rate of 16% between 1994 and 1996 while the total long distance market is growing at approximately 6% per year according to the Telecommunications Resellers Association, a trade association. Resellers represented approximately 19% (or $13,000,000,000) of the $68,000,000,000 total retail long distance market in 1996. The trade association stated on its web site in January 1999 that 800 telecommunications resellers operate in the United States. The trade association reported that while resellers have historically engaged only in the resale of long distance communications, they are now adding other services such as local resale, pagers, travel cards and PCS phones/cellular phones. Financial Intranet believes that its value-added services provide an advantage over other resellers.

A key element of Financial Intranet's services to the investment community is the resale of discount, long distance telephony and other communication services to broker/dealers and financial advisors. Voice, video-on-demand services, text, and digitally-stored documents share the same network connection to each customer's office. Financial Intranet has reseller agreements with MCI WorldCom Inc. and Frontier Corp. The agreement with MCI/WorldCom expires in March 2001 and may be extended on a month-to-month basis thereafter. Our agreement with Frontier expires in April 2001. Financial Intranet can also enter into such agreements with other carriers who may be more competitive in specific geographical areas or with respect to specific services. Resale of communication services has been the principal source of revenue to date and is expected to be one of our major revenue producing products during the initial years of operation.

Financial Intranet is permitted to provide interstate and international long distance service. Financial Intranet tariffed in New York, Florida, Connecticut, Texas and California to provide intrastate toll telecommunications services and in anticipation of entering the local resale business. We are registered in New Jersey and Colorado where no tariffs are required. We have tariffs pending in Georgia, Illinois, Massachusetts, Pennsylvania and Maryland. We are permitted to offer intrastate toll telecommunications services in four other states without filing a tariff by either filing a registration or commencing operations. None of these authorizations include the authority to provide Financial Intranet's telecommunications services on a local exchange, non-toll basis for which separate applications and/or tariff filings are required.

We intend to engage in development of a voice-over internet protocol. This feature will enable us to facilitate the transmission of voice and other communications over the Internet. We do not anticipate devoting significant proceeds from this offering to development as this technology is available through Siemens.


         Video-on-demand training and marketing

Financial Intranet now offers video conferencing and video-on-demand services to provide flexible distance learning opportunities. These services permit customers to conduct live training or informational sessions via teleconferencing and to access pre-recorded materials through video-on-demand. We can provide video-on-demand training and marketing applications. These applications use stored video content, and are available on demand to Financial Intranet's customers via its private intranet and to individual investors at its web site. For broker/dealers, this content will include materials regarding various investment products. Financial Intranet and mutual funds are jointly developing materials related to their products. We are also developing our own content. The content can range from videotapes of teleconferencing sessions to customized materials with data, video and text.

Content is delivered at different speeds depending on its destination. Broker/dealers receive video and detailed sales fulfillment material at high speed and have direct contact with mutual funds. Financial Intranet's video image occupies one quarter of the screen of the desktop computer and does not interfere with access to real time financial data. Individuals have access to more general information and can access stored video and certain digitally-stored documents such as prospectuses. The digitally-stored documents are delivered at the transmission speed available to them.


         Video conferencing

Financial Intranet has begun testing point to point and point to multi-point video conferencing to facilitate both marketing and training. A client, such as a mutual fund, can now schedule a point to multi-point live video conference. Scheduling information is accessible to the client on Financial Intranet's private intranet. Financial Intranet's intranet can transmit full screen downstream video (originator to viewer) at 30 frames per second. The upstream video (viewers to originator) is delivered at 5 frames per second, a sufficient quality for the originator to be able to identify who is asking a question.

We provide video conferencing hardware to clients. We currently lease or purchase the required equipment. Our ability to expand this service is constrained by our lack of equipment. We lease or purchase additional equipment on an as needed basis as we secure additional demand for our service. We believe that purchasing equipment with the proceeds of this offering will enable us to have an inventory of equipment and obtain equipment on better terms than continuing to purchase equipment on an as needed basis. We intend to use a portion of the proceeds of this offering to purchase additional equipment, if we receive proceeds of $1,000,000 or more.

Financial Intranet intends to use a portion of the proceeds of this offering to develop a system for delivering continuing education training to broker/dealers to meet NASD requirements. This system will track the progress of a broker/dealer's registered representatives and provide courses appropriate to their requirements and skill levels. We do not anticipate developing this system unless we complete a maximum offering or obtain financing from another source.

         Individual investor web site

Financial Intranet recruits prospective investors as leads for the broker/dealers, financial advisors and mutual funds, who subscribe to our communications services. The web site is a mechanism to deliver multimedia information and education to individual investors while capturing information about those investors. A continuous background feature is the provision of

          o         20 minute-delayed stock quotes,
          o         exchange information,
          o         newsletters,
          o         chat rooms,
          o         market news,
          o information about mutual funds and other markets, and o message boards.

         Data mining technology

We track the activities of our broker/dealer subscribers and the visitors to our web site. We obtain information provided by investors who register. We maintain information about specific materials downloaded by broker/dealers and registered investors and subsequent actions relating to the information received.

Financial Intranet uses this data to provide customer leads, surveys and reports based on criteria provided by its broker/dealer and financial advisor customers through the use of its proprietary data mining system. Financial Intranet believes its ability to convert the data it gathers into practical knowledge gives Financial Intranet an advantage over its competitors in the communication service resale industry. Financial Intranet does not, however, attempt to determine the suitability of investors for particular investments.. That qualification remains the responsibility of the broker/dealer.


Expansion

We have concentrated on the investment industry. Financial Intranet believes this industry will benefit most from our information and communications services and that the investment industry presents the most immediate opportunity for revenue. Financial Intranet hopes that as it becomes established as a provider of financial services information, we will capture a larger portion of the long distance resale business.

We plan to expand our intranet services to other industries and associations. We are examining expansion into pharmaceutical and health products, real estate, insurance and entertainment industries. We believe these industries can benefit from our telecommunications products and from participating in an industry-centered intranet. We intend to focus on industries which rely on distributors of their products and services or need to train geographically dispersed sales people.

Financial Intranet intends to expand from the eastern United States throughout the United States and possibly Europe and the Pacific Rim. Overseas expansion may entail adding data centers or implement collocation agreements to service those markets and provide Financial Intranet with a redundant data source. We will not be able to add additional data centers unless we complete a maximum offering or obtain financing from another source. We are unlikely to attempt to expand to reach customers based overseas within the next 12 months unless we complete a maximum offering.

We may also expand through the acquisition of companies that provide complementary services. We are considering an acquisition of a company that sells communications services. Discussions regarding the potential acquisition are in the preliminary stage and no terms have been agreed upon. The contemplated acquisition is not probable at this time. Any acquisition that requires payment of a cash purchase price will likely require financing in addition to the proceeds of this offering. Other issues to be resolved in an acquisition include the assimilation of the operations, management and products of the acquired companies. We can't be sure that we will complete any acquisitions.


Technology and Business Partners


Financial Intranet's overall delivery system has three parts:

          o The data center in Ardsley, NY, houses Financial Intranet's video library and video processing software and its data warehouse and data mining capability.

          o The link between Financial Intranet and its customers. This includes private lines from UUNet, an MCI WorldCom company, and the "last miles" on either end connecting the leased lines to Financial Intranet and each of its customers. This link creates a virtual private network.

          o The services gateway which resides at each customer's office.

We have a strategic alliance with Siemens Nixdorf Informationssysteme Ges.m.b.H. and several of its subsidiaries, most significantly Siemens Information and Communication Products LLC and Siemens Telecom Network. Steven Weller, a member of the Board of directors of Financial Intranet, is the Vice President of Sales for the Computer Systems division of Siemens Information and Communication Products LLC.

The Siemens companies installed a fully integrated system including hardware and software in Financial Intranet's data center. They provided full documentation and trained our internal technical team. Siemens will provide full time remote management of Financial Intranet's system for a twelve month period beginning February 1, 1999 under a management agreement. Out cost is $105,000 for the year. Financial Intranet anticipates renewing the management agreement after one year. Financial Intranet believes at least three full-time employees would be required to perform these services in-house without the management agreement.


Siemens also licensed its proprietary data mining technology to Financial Intranet for a one-time single site fee.


Competition


Financial Intranet does not believe any other company offers the same array of services as us although a number of companies compete with Financial Intranet in specific areas.

         Telecommunications carriers and resellers

Financial Intranet's communications resale services compete with:

         o     other resellers,
         o     local exchange carriers,
         o     local phone carriers,

         o     regional Bell operating companies, and
         o     long distance carriers.

Some competitors offer a wider range of communications services than Financial Intranet. Some have significantly greater assets. Financial Intranet believes it has an advantage over other resellers because of our value-added-services.

         Mutual fund information services for financial sales professionals

Financial Intranet believes it has no direct competition providing mutual fund information to financial services professionals such as broker/dealers and financial planners. The large brokerage houses have long had internal systems for the redistribution of mutual fund data to their employees. These systems use data replication to replace paper distribution of mutual fund sales and marketing materials to in-house brokers.

Financial Intranet's most direct competitor as an outside electronic redistributor of fund sales and marketing materials is First Data Investor Services Group, developer of BROKERCONNECT. Financial Intranet believes it has a significant advantage over BROKERCONNECT. We deliver the same electronic text redistribution services but add video-on-demand content provided by the fund and as interactive video training and the prospect of receiving customer leads.

         Real time data redistribution

Brokerage firms purchase trading desks equipped with terminals and real-time data feeds for their registered representatives. Many companies provide real-time data feeds, including PC Quote, Quotron and S&P Comstock. Through our co-marketing agreement with S&P Comstock, Financial Intranet believes it can deliver S&P terminals and data feeds to broker/dealers at a competitive price. Financial Intranet does not see data feeds as a significant independent revenue source. Data feeds primarily provide value enhancement to attract brokers to purchase Financial Intranet's communication services.

Government Regulation

         Communications regulation

Financial Intranet and its underlying carriers who provide the network facilities and services we resell are subject to certain regulation at the federal level by the FCC and, with limited exceptions, at the state level by public service, public utility or state corporation commissions.

Financial Intranet and all other "non-dominant" carriers (telecommunications service providers) are authorized to provide interstate telecommunication services under a general policy decision adopted by the FCC as opposed to any company specific authorization. We are not subject to periodic renewal requirements. In mid-1997, Financial Intranet was granted its certificate of public convenience and necessity pursuant to Section 214 of the Communications Act of 1934. This certificate authorizes us to provide international services, that is, communications originated by customers in the United States and its possessions and terminating in foreign countries. Financial Intranet's certificate has no expiration date and is not subject to periodic renewal requirements.

Financial Intranet filed tariffs with the FCC after obtaining certificates under
Section 214. FCC regulations require that Financial Intranet, like all carriers, file and maintain separate tariffs for its interstate and international service offerings. Tariffs contain the terms, conditions and rate for each telecommunications service offered or provided by Financial Intranet. Tariffs are not approved by the FCC, but may be reviewed by the FCC on its own motion or pursuant to complaint by a customer, a non-customer member of the public or a competing communications company. Tariffs are strictly construed and any ambiguity in the tariff is construed in favor of the public (customer) and against the carrier. Financial Intranet has the right to file revisions to its tariff and change any rate, term or condition at any time, except that any term, condition or rate once filed must remain, by FCC rule, effective for a minimum of 30 days. The FCC may not interfere with or reject any filed tariff rate, term or condition without specific findings that such rate, term or condition is unjust, unreasonable or unduly discriminatory.

The FCC assumes that all non-dominant carriers' rates are reasonable and non-discriminatory. Any new or revised rate may be filed on only one day's prior notice. The FCC does not review specific tariff filings unless someone protests or it learns of some issue of lawfulness. Should issues be raised against any tariff filing, the FCC must find that the tariff or tariff provision is "patently unlawful," that is, contrary on its face to some law, rule, regulation, policy or pre-existing decision of the courts or FCC. Where patent unlawfulness is not shown, the FCC may suspend a tariff filing's effectiveness for no more than 120 days, request that a carrier voluntarily "defer" the effective date or investigate the tariff after the suspension is over.

Financial Intranet is also tariffed in New York, California, Florida, Connecticut and Texas which allows it to provide intrastate toll communications services. It is registered in New Jersey and Colorado (no tariffs being required) and has tariffs pending in Georgia, Illinois, Massachusetts, Pennsylvania and Maryland, and is legally permitted to offer intrastate toll telecommunications services in four other states without filing a tariff by either filing a registration or commencing operations. None of these authorizations include the authority to provide Financial Intranet's telecommunications services on a local exchange, non-toll basis for which separate applications and/or tariff filings are required.

Should operations be expanded to countries other than the United States, Financial Intranet will be required to comply with the laws and regulations applicable to that country's telecommunications industry. In Western Europe, the telecommunications industry is also subject to the actions, policies and regulations of the European Commission. Beginning January 1, 1998, regulation of telecommunications in Western Europe was formally liberalized to increase competition in telecommunications. The timing and degree of liberalization however varies, sometimes widely, country by country, and some countries like Portugal and Greece have delayed implementation of new regulations.

Since few laws or regulations are directly applicable to access or commerce on the internet, our internet and intranet is not subject to direct government regulation, other than regulations applicable to businesses generally. However, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations and, as a result, a number of laws or regulations may be adopted with respect to internet user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership.


         Securities regulation


Financial Intranet's customers are subject to various federal and state laws and regulations of self-regulatory agencies such as the NASD, regarding the sale of securities and continuing education. Changes in these laws and regulations may affect Financial Intranet's business. While Financial Intranet's web site states that Financial Intranet is not responsible for the information presented, Financial Intranet will make reasonable efforts to assure that its services are not misused.

We do not intend to engage in activities which would require registration as a broker\dealer. The leads are provided to our subscribers without charge, as a value added service for their purchase of communications services. The subscriber has the responsibility to approve the lead as a client, have the client complete any new account forms or other documents regarding an investment and determine the suitability of any investments for the client. We do not receive commissions from any business that may be generated by the new client.


Intellectual Property


We regard the technology we use as proprietary, but have no existing or pending patent or copyright protection. We rely on the following to protect our software and other propriety technology:

          o         confidentiality and license agreements with third parties,
          o         trade secret and trademark laws, and
          o         common law copyright.

Suppliers


Financial Intranet's principal suppliers for the resale of communication services are MCI WorldCom Inc. and Frontier Corp. We use third party production companies to produce video on terms negotiated with respect to each project. Financial Intranet uses computer hardware and software and related services provided by Siemens Nixdorf Informationssysteme Ges.m.b.H. and several of its subsidiaries. Although we believe our supplier relationships are good, we believe that alternate suppliers of telephony, computer hardware, software and servicing are available at competitive prices. Regulatory and other changes in the industry have lowered network costs. We believe we will obtain agreements from suppliers of communications services which will permit the contained resale of services at acceptable margins. Financial Intranet could experience a disruption in its business if it needed to replace the Siemens companies without sufficient notice.

Disaster Recovery System

Implementation of a second data center from the proceeds of a maximum offering will facilitate both expansion overseas and implementation of a more thorough disaster recovery program. Our current data center already provides some redundancy and protection against a disruption in our computer systems. We believe that all but the most severe problems can be corrected quickly and without much disruption to our business. Our data center has four clustered servers. Video transmissions can be transferred to another server within hours if an existing server malfunctions. A defective motherboard can be replaced in one or two days. Our software is backed up each day. We also purchase telecommunications services from reliable major companies, WorldCom and Frontier. A second data center would eliminate the delay that could result from a total system failure. We anticipate that the second data center would be implemented by leasing space and equipment at an existing Siemens data center. Currently, a total system failure could disrupt operations for up to two weeks until we secured connections to the Siemens data center in Toronto. We also carry business disruption insurance.


Facilities

Financial Intranet's principal offices are located at 410 Saw Mill River Road, Ardsley, New York. Such offices are located on two floors leased by Financial Intranet under two leases. A lease for 909 square feet at an annual rent of $18,675 terminates on December 31, 2000. A lease for 700 square feet for annual rent of $15,575 terminates on December 31, 2000. Financial Intranet believes that the offices are sufficient for its current operations and proposed operations through the term of the lease.



Employees


Financial Intranet has five full-time employees and one part-time employee. Four full-time employees are officers. We have five part-time outside consultants. None of the employees are represented by a collective bargaining agreement and management believes it has good relations with its employees.


Legal Proceedings


On or about July 23, 1998, H & H Acquisition Corporation, individually and purportedly on behalf of Financial Intranet, commenced an action in United States District Court, Southern District of New York entitled H & H Acquisition Corp., individually and on behalf of Financial Intranet. Inc. v. Financial Intranet Holdings. Financial Intranet. Inc., Ben Stein, - Interwest Transfer Co., Steven A. Sanders.. Michael Sheppard, Maura Marx, Henry A. Schwartz, Leonard Gotshalk. Gotshalk Enterprises. Law Office of Steven A. Sanders., P.C. and Beckman, Millman & Sanders, LLP, 98 Civ. 5269. The action's principal basis appears to be plaintiff's claim that Ben Stein wrongfully claims ownership of certain shares of common stock which, according to plaintiff, belong to plaintiff. The plaintiff asserts sixteen causes of action. Only some make allegations against

Financial Intranet, Michael Sheppard and Maura Marx. The plaintiff alleges:


          o Mr. Sheppard and Ms. Marx assisted defendants Stein and Financial Internet Holdings (a company owned by Stein) in converting stock which plaintiff allegedly owns..

          o Mr. Sheppard and Ms. Marx assisted in defrauding plaintiff with respect to the stock plaintiff claims.

          o a derivative claim on behalf of Financial Intranet that alleges that Mr. Sheppard and Ms. Marx permitted issuance of shares to defendant Gotshalk without proper consideration and refused to allow plaintiff to purchase additional shares.

          o Mr. Sheppard and Ms. Marx permitted Financial Intranet to pay defendant Schwartz monies which should not have been paid, and authorized issuance of stock to Schwartz without proper authority.

          o Mr. Sheppard and Ms. Marx caused the issuance of stock to themselves without proper authority.

          o a derivative claim on behalf of Financial Intranet seeking an order directing the holding of a shareholders meeting and rescission of actions determined to be improper by the Court or its designee. The shareholders meeting was held in December 1998.

          o Financial Intranet and its former transfer agent wrongfully transferred shares belonging to plaintiff to a third party. The transfer agent has asserted a claim against us seeking indemnification for any liabilities incurred by the transfer agent in this action.

          o Plaintiff is entitled to $2500.00, plus interest, from us for alleged breach of contract. Financial Intranet settled this cause of action.

Plaintiff also seeks an accounting from Mr. Sheppard and Ms. Marx, among other defendants, for damages Financial Intranet allegedly suffered.

Financial Intranet, Mr. Sheppard and Ms. Marx believes that the claims against it, Mr. Sheppard and Ms. Marx are without merit and is vigorously defending the action. Financial Intranet, Mr. Sheppard and Ms. Marx have filed an answer. The answer denies all material allegations of the complaint and the claim asserted by the transfer agent, and asserts a variety of defenses. Discovery has not yet commenced. We cannot make any assurances about the litigation's outcome. If the plaintiff prevails against us, we could be adversely affected.


Available Information


We will begin to file various documents that are required by the SEC following this offering. These include annual reports, quarterly reports, special reports and proxy statements. Financial Intranet plans to give its stockholders annual reports containing audited financial statements, all other reports which Financial Intranet is required to provide and any other documents which Financial Intranet believes its shareholders should have.

This prospectus is part of a registration statement filed with the SEC. It does not contain all of the information in the registration statement, nor the exhibits or the schedules which were included with the registration statement. The registration statement, and the exhibits and schedules thereto, may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part thereof may be obtained at prescribed rates from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20545 or by calling the SEC at 1-800 SEC-0330. The SEC also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

When we quality statements in this prospectus with the word "believe," unless otherwise indicated, we are basing our belief on the knowledge and experience of our personnel and advisors. Statistical information included in this prospectus has been obtained by us from publications we deem reliable and with which we have no relationship.

                                   MANAGEMENT


Executive Officers and Directors



Name                                                         Age               Position
----                                                         ---               --------
Michael Sheppard...........................................   49      Director, President, Chief Operating Officer
Joseph F. Engelberger......................................   74      Director
Steven S. Weller...........................................   44      Director
Maura Marx.................................................   36      Executive Vice President, Secretary
Alan Spar..................................................   26      Chief Technical Officer/Vice President,
                                                                        Technology
Alan M. Ross...............................................   55      Vice President, Finance and Administration


All directors serve one year terms or until the next annual meeting of the shareholders.

Michael Sheppard--President, Chief Operating Officer and Director


Mr. Sheppard joined Financial Intranet as a consultant in February 1997 and became President, Chief Operating Officer and Director in April 1997. Mr. Sheppard has been involved in setting up the corporate infrastructure of several early stage development companies and undertaking their day-to-day operations as chief executive and chief operating officer. From January 1996 through January 1997, Mr. Sheppard was Chief Operating Officer of Freelinq Communications, formerly Televideo Corporation, based in New York City. Freelinq offers real time video-on-demand via ATM/XDSL technology with high-speed internet transmission and advertiser supported free theatrical films delivered through twisted pair telephone lines. From 1995 to 1996 he was chief operating officer for Lee Communications Ltd., which is a laser development and transmission company. From 1993 to 1995, he was Chief Executive Officer for MLS Lighting Ltd. In 1980 he founded Belden Communications and served as its President and Chief Executive Officer until it was acquired in 1985. It was engaged in the sale and distribution of proprietary products used in the motion picture and television markets, and was merged in 1985 into Lee America Ltd., which was bought by Lee Lighting Ltd., a United Kingdom company, in 1986.


Joseph F. Engelberger

Mr. Engelberger became a Director of Financial Intranet in August 1998. Joseph Engelberger founded Helpmate Robotics, Inc. Since 1984, he has been Chairman and Chief Executive Officer of Helpmate Robotics, Inc. He received B.S. and M.S. degrees from Columbia University in 1946 and 1949, respectively, and he has authored numerous articles in the instrumentation and robotics fields.


His honors include the Progress Award of the Society of Manufacturing Engineers, the Leonardo da Vinci Award of the American Society of Mechanical Engineers and the 1982 American Machinist Award. The University of Liverpool bestowed the first McKechnie Award on him in 1983. In 1984, he was elected to the National Academy of Engineering. He was the recipient of the Egleston Medal for distinguished engineering achievement from Columbia University. The University of Bridgeport, Spring Garden College, Briarwood College, Trinity College and Carnegie-Mellon University granted him honorary doctorates. In January 1997, he received the Beckman Award for pioneering and original research in the general field of automation. Mr. Engelberger serves on the Board of directors of EDO Corporation (NYSE:EDO).


Steven Weller


Mr. Weller became a director of Financial Intranet in November 1998. Since 1989, Mr. Weller has been the Vice President of Siemens Information and Communication Products LLC. He is the Vice President of Sales for the

Computer Systems division. He is responsible for all sales and technical support personnel. He was previously the Vice President of Sales for the North American Key Accounts.


Maura Marx--Executive Vice President, Secretary


Ms. Marx became Secretary in December 1998 and became Executive Vice President in February 1999. She had been the Senior Vice President and Assistant Secretary since September 1997. From 1994 until 1996, she was employed as a salesperson in the Sales and Leasing Department of the Friedman Realty Group, a major New York commercial real estate firm. Her responsibilities centered on selling, servicing and expanding the firm's client base of foreign banking institutions. Ms. Marx was head of the Sales & Marketing Department for Warner Bros. Film Gesmbh based in Vienna Austria from 1992 until 1994. She was responsible for tactical and budget planning, and for distribution and promotion of Warner films and Warner retail goods throughout Austria. From 1990 until 1992, she served as Assistant Director of European Development for the Guggenheim Museum Salzburg Advisory Board (GMSAB).


Consultants

Ben B. Stein--Director of Brokerage Sales


Mr. Stein founded Financial Intranet in December 1996. Since November 1998, he has been a consultant to Financial Intranet as Director of Brokerage Sales. He is responsible for selling our products and services to the brokerage community. From December 1996 through November 1998, he was a member of the board of directors and Secretary of the Company. Mr. Stein has over 25 years experience in the securities industry during which time he has held Series 3, Series 4, Series 7, Series 8, Series 24, Series 27 and Series 63 Licenses issued by the NASD. From July 1998 through October 1998, he was a registered representative with the Empire Financial Group. From 1993 to 1996, Mr. Stein was Chief Executive Officer of Stein Shore Securities, Inc., a full-service broker/dealer with three branch offices. From 1991 through 1993, Mr. Stein operated as Senior Vice President of Marsh Block & Company, a securities firm specializing in investment banking. Mr. Stein received a Bachelor of Science degree in Business Administration from Roosevelt University in Chicago, Illinois in 1961. He became a Certified Public Accountant in 1968.


Kevin M. Haggerty--Consultant for Mutual Fund & Brokerage Industries


Mr. Haggerty became a consultant in October 1997. He provides consulting services on marketing and sales of our products, training programs ans services to customers. From 1990 to April 1997, Mr. Haggerty was the Senior Vice President--Manager for equity trading at Fidelity Capital Markets in Boston, a division of Fidelity Investments, the mutual fund complex. He was in charge of all U.S. Institutional and broker/dealer equity trading. He was also responsible for option, agency over-the-counter training, and all of the exchanges, floor operations and execution, including the Chicago Board Options Exchange, New York Stock Exchange, American Stock Exchange, the Pacific Stock Exchange and the Boston Stock Exchange.


Executive Compensation

Employees


Michael Sheppard receives a salary of $150,000 per year under his employment agreement dated September 12, 1997. The employment agreement expires on December 31, 2002. Mr. Sheppard received an incentive bonus of 750,000 shares of common stock upon execution of a consulting agreement on February 27, 1997. Mr. Sheppard received an option under the employment agreement to purchase 2,231,352 shares of common stock at a price of $0.19 per share. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Mr. Sheppard's employment without cause or immediately after termination with cause. The option is personal to Mr. Sheppard and is not assignable. Mr. Sheppard has not purchased any shares of common stock pursuant to his option.

Ms. Marx receives a salary of $100,000 per year under her employment agreement dated September 12, 1997. The employment agreement expires on December 31, 2002. Ms. Marx received an incentive bonus of 500,000 shares of common stock upon execution of the employment agreement. She received an option under her employment agreement to purchase 1,279,379 shares of common stock at a price of $0.19 per share. The option expires upon the earlier to occur of December
31, 2002 or 90 days after the termination of Ms. Marx's employment without cause or immediately after termination with cause. The option is personal to Ms. Marx and is not assignable. Ms. Marx has not purchased any shares of common stock pursuant to her option.

Mr. Ross receives a salary of $80,000 per year and has an unvested option to purchase 250,000 shares of common stock at an exercise price of $0.62 1/2 per share. One third of Mr. Ross's options vest on December 7 of each year commencing in December 1999.

Mr. Spar receives a salary of $100,000 per year and has an unvested option to purchase 250,000 shares of common stock at an exercise price of $0.62 1/2 per share. One third of Mr. Spar's options vest on December 9 of each year commencing in December 1999.


Consultants


Mr. Stein received compensation of $150,000 per year and 1,500,000 shares of common stock as a signing bonus and 1,500,000 shares of common stock in lieu of his compensation for 1997 under his consulting agreement dated February 27, 1997. He signed an employment agreement for the same annual compensation on September 12, 1997. Mr. Stein ceased his employment and became a consultant in November 1998. Mr. Stein's consulting fee is based solely on commissions earned from telecommunications services sold to clients he introduces to us. The consulting agreement expires on December 31, 2002. Financial Intranet accrued Mr. Stein's consulting fee for 1998 in the aggregate amount of $150,000 but paid $40,500 of such accrued amount in 1999.

The employment and consulting agreements provided Mr. Stein with options to purchase shares of common stock at a price of $.19 per share. Under his consulting agreement dated March 3, 1999, Mr. Stein agreed to reduce his options from 3,640,262 to 2,500,000 and agreed to apply the $109,500 balance of his accrued salary and the principal of $56,889 owed under two promissory notes to purchase 879,685 shares of common stock. He now owns options to purchase 1,620,315 shares. The options expire upon the earlier to occur of December 31, 2002 or immediately if Mr. Stein's consulting agreement is terminated with cause. The options are personal to Mr. Stein and are not assignable.

Mr. Haggerty became a consultant commencing October 6, 1997. He received a warrant to purchase 1,000,000 shares of common stock at a price of $0.01 per share. The warrant became exercisable one year after grant. He exercised this warrant on October 9, 1998. The consulting agreement expires October 20, 1999 . The agreement can be terminated on 30 days notice by either Mr. Haggerty or Financial Intranet. We will pay him $10,000 per month commencing November 1999 if we decide to extend the term to October 20, 2000.


Total Compensation


The following table shows the total compensation paid for services in all capacities during the years ended December 31, 1998, 1997 and 1996 to officers who received compensation in excess of $100,000 per year.


                                                                                                 Long-Term Compensation
                                                                                                 ----------------------
                                                              Annual Compensation
                                                              -------------------
                                                                                             Restricted
Name and Principal Position                            Year     Salary    Bonus     Other    Stock Awards     Stock Options
---------------------------                            ----     ------    -----     -----    ------------     -------------

Ben B. Stein(1)......................................  1998    $150,000     $0          $0            $0           1,242,955
                                                       1997     150,000      0      10,500        54,000           2,397,307
                                                       1996           0      0           0             0                   0

Michael Sheppard.....................................  1998     150,000      0           0             0             720,914
                                                       1997     116,352      0           0        27,000           1,510,438
                                                       1996           0      0           0             0                   0

Maura Marx...........................................  1998     100,000      0           0             0             447,464
                                                       1997      48,750      0           0        18,000             903,031
                                                       1996           0      0           0             0                   0




     (1) On February 27, 1997, Mr. Stein received 1,500,000 shares of common stock in lieu of cash compensation for 1997 and an additional 1,500,000 shares of common stock as an inducement to execution of the consulting agreement.


              OPTION GRANTS IN LAST FISCAL YEAR--INDIVIDUAL GRANTS

                                                                Percent of Total
                                              Number of         Options Granted
                                              Securities        to Employees In
                                              Underlying        Fiscal Year Ended          Exercise or Base
Name                                         Options Granted    December 31, 1998        Price Per ($/Share)     Expiration Date
----                                         ---------------    -----------------        -------------------     ---------------
Ben B. Stein..............................        1,242,955             51.5%                  $.19               12-31-2002
Michael Sheppard..........................         720,914              29.9%                  $.19               12-31-2002
Maura Marx................................         447,464              18.6%                  $.19               12-31-2002



Fiscal Year End Option Values


The following table shows the value of unexercised in-the-money options held by the executive officers and consultant as of December 31, 1998.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                  Number of Securities             Value of Unexercised
                                                                 Underlying Unexercised                In-the-Money
                                                               Options at Fiscal Year End       Options at Fiscal Year End
                                                               --------------------------       --------------------------
                                                              Exercisable    Unexercisable     Exercisable    Unexercisable
                                                              -----------    -------------     -----------    -------------

Ben B. Stein..................................................  3,640,262          0             $1,674,521           0
Michael Sheppard..............................................  2,231,352          0              1,026,422           0
Maura Marx....................................................  1,350,495          0                621,228           0



Director's Compensation


Financial Intranet's directors who are not full-time employees of Financial Intranet receive compensation of $350 and reimbursement of expenses for attendance at each meeting of the board of directors. Mr. Weller has received options to purchase 10,000 shares of common stock at an exercise price of $.60 per share, which options are exercisable through November 12, 2001. Mr. Engelberger has received options to purchase 10,000 shares of common stock at an exercise price of $.725 per share, which options are exercisable through August 31, 2001.


Committees of the Board


The board of directors has one committee, the stock option committee. The stock option committee administers the stock option plan and authorizes the award of stock options by Financial Intranet. Messrs. Sheppard, Weller and Engleberger are the members of the stock option committee.


Indemnification of Directors and Officers and Related Matters


The by-laws of Financial Intranet provide that, to the fullest extent permitted by applicable law, as amended from time to time, Financial Intranet will indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was director, officer, employee or agent of Financial Intranet or serves or served any other enterprise at the request of Financial Intranet.

Financial Intranet maintains directors' and officers' insurance insuring the directors against any liability arising out of the director's status as a director of Financial Intranet regardless of whether Financial Intranet has the power to indemnify the director against such liability under applicable law.

Financial Intranet has been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are unenforceable.


Stock Option Plans


Financial Intranet has established the 1998 Stock Option Plan which provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or as options which are not intended to meet the requirements of such section. The total number of shares of Common stock reserved for issuance under the plan is 1,500,000. Options to purchase shares may be granted under the plan to persons who, in the case of incentive stock options, are key employees (including officers) or, in the case of non-statutory stock options, are key employees (including officers) or non-employee directors or non-employee consultants.

The plan will be administered by the board of directors or a committee chosen by the board of directors, which will have discretionary authority, subject to certain restrictions to determine the number of shares issued pursuant to incentive stock options and nonstatutory stock options and the individuals to whom, the times at which and the exercise price for which the options will be granted. On November 13, 1998, Financial Intranet appointed Steven S. Weller, Michael Sheppard and Joseph F. Engelberger to constitute the stock option committee to administer the plan.

The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of Financial Intranet's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of Financial Intranet's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all non-statutory stock options granted under the plan must be at least equal to the 85% of the fair market value of such shares on the date of the grant

As of the date hereof, no options have been granted pursuant to the plan.

                              CERTAIN TRANSACTIONS


On February 7, 1997, Financial Intranet issued Ben Stein, the principal shareholder of Financial Intranet, 1,500,000 shares of common stock in lieu of salary due for 1997 in the amount of $150,000.

On February 8, 1999, Financial Intranet issued a 7% convertible promissory note in the principal amount of $600,000. The principal amount of $240,000 was payable on demand on March 10, 1999 and the principal amount of $360,000 is payable on demand on May 9, 1999. The promissory note is convertible into common stock at a conversion price equal to the lesser of:

          o 75% of the average of the five lowest closing bid prices of common stock during the 30 trading days ending on the trading day immediately preceding the conversion date, or

          o         $.40 per share.

Mr. Ben Stein guaranteed, with recourse, Financial Intranet's obligations under the convertible promissory note and pledged 1,500,000 restricted shares of common stock as collateral security for such obligations. The lender received 600,000 of the pledged shares in March 1999 based on a conversion price of $.40 per share in satisfaction of payment of the principal amount of $240,000. Financial Intranet issued 600,000 shares of common stock to Mr. Stein in May 1999 to replace the pledged shares..

On March 3, 1999, Mr. Stein applied $167,140 owed to him by Financial Intranet in lieu of cash payment to purchase 879,685 shares of common stock under options with an exercise price of $.19 per share. The $167,140 owed to Mr. Stein consisted of $109,500 in accrued compensation from 1998 and two promissory notes in the principal amount of $56,889 and all accrued interest.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth certain information regarding beneficial ownership of the common stock as of April 15, 1999 by:

          o each stockholder known by Financial Intranet to be the beneficial owner of more than 5% of the outstanding common stock;

          o         each director and executive officer; and

          o         all directors and executive officers as a group.

         Except as otherwise indicated, Financial Intranet believes that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares. The following table:

          o Assumes the exercise of all stock options held by the shareholder.

          o Includes 1,020,000 shares owned by Financial Intranet Holdings, Inc., a company wholly-owned by Mr. Stein. Mr. Stein disclaims ownership of 183,000 shares owned by his children, 80,000 shares owned by his wife and 30,000 shares owned by his mother and sister.

          o Includes options exercisable at a price of $.19 per share for

                    o         1,620,315 shares issuable to Mr. Stein.

                    o         2,231,352 shares issuable to Mr. Sheppard and

                    o         1,350,491 shares issuable to Ms. Marx

          o Includes 10,000 shares of common stock issuable at an exercise price of $.725 per share for Mr. Engelberger's options and $.60 per share for Mr. Weller's options.



                                                                         Number of     Percentage     Number of      Percentage
                                                                           Shares      of Shares        Shares       of Shares
                                                                          Prior to     Prior to         After         After
Shareholder                                                               Offering     Offering        Offering      Offering
-----------                                                              ---------     ---------      ----------     -----------
Ben B. Stein.......................................................       5,967.537      24.5%        5,367,537        15.9%

Michael Sheppard.................................................         2,732,177       10.9        2,732,177         7.9

Maura Marx.......................................................         1,817,346        7.5        1,817,346         5.4

Joseph Engelberger...............................................            10,000         --           10,000          --

Steven Weller  ....................................................          10,000         --           10,000          --

All shareholding officers and directors as a group
   (4 Persons).....................................................       4,569,523       17.4        4,569,523        12.8




The address of each principal shareholder is c/o Financial Intranet, Inc., 410 Saw Mill River Road, Ardsley, New York 10502.

                             SELLING SECURITYHOLDERS


In addition to the 4,444,444 shares being offered by Financial Intranet, the registration statement, of which this prospectus forms a part, also covers the registration on behalf of the selling securityholders of an aggregate of:

          o 5,408,333 shares of common stock issuable upon the exercise of warrants,

          o 4,050,000 shares of common stock issuable upon conversion of certain convertible promissory notes,

          o         655,000 shares of common stock previously issued and

          o 37,994 shares otherwise issuable to the selling securityholders.

The number of shares of common stock which may be issued to the selling securityholders are subject to certain market price protection provisions and additional shares of common stock may be sold by the selling securityholders pursuant to the alternative prospectus. Financial Intranet may receive proceeds if the warrants are subsequently exercised, as to which there can be no assurance. The costs of qualifying these shares of common stock under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, will be paid by Financial Intranet.

The following list identifies the selling securityholders and the number of shares of common stock owned by such selling securityholder along with shares available upon the exercise of the respective options, warrants, or conversion rights which are being registered pursuant to the registration statement, of which this prospectus forms a part.



                                                                    Number of      Percentage                      Percentage
                                                                      Shares       of Shares        Number of      of Shares
                                                                      Owned         Owned           Shares           Owned
                                                                      Before        Before          Owned After       After
Shareholder                                                         Offering(1)    Offering(1)      Offering(9)      Offering
-----------                                                         ----------     ----------       -----------    ----------

Ahood Sharbatly(1)(2).......................................        1,090,046       4.99                0                0
Zubair Kazi(1)(3)...........................................        1,090,046       4.99                0                0
Ben B. Stein (4)............................................        5,967,537      24.5              5,367,537        15.9
Cardinal Capital Management Inc.(5).........................          376,497       1.7                 0                0
J.G. Capital, Inc.  (6).....................................          341,497       1.6                 0                0
Joseph Theismann(7).........................................          150,000        --                 0                0
Corporate Capital Management Corp.(8).......................           50,000        --                 0                0




                    (1) The table assumes exercise of warrants and conversion of all promissory notes issued to Messrs. Sharbatly and Kazi. The convertible promissory notes and warrants prohibit each of them and their affiliates from beneficially owning more than 4.99% of the and outstanding common stock at any time. They cannot convert the promissory notes or exercise the warrants to the extent that such conversion or exercise will result in the selling securityholder exceeding such limitation.

                    (2) Mr. Sharbatly may receive an aggregate of up to 2,500,000 shares of Common stock upon exercise of all warrants and conversion of his promissory note in the principal amount of $500,000. The number of shares assumes a conversion price of $.40 per share for the convertible promissory note.

                    (3) Mr. Kazi may receive 6,133,333 shares of common stock upon exercise of all warrants and conversion of promissory notes in the aggregate principal amount of $1,460,000.

          o         Assumes conversion prices of :

          o         $.40 for a promissory note in the principal amount of
                    $360,000

          o $.50 for a promissory note in the principal amount of $200,000 and

          o $.60 for three promissory notes in the aggregate principal amount of $900,000.

          (4) Mr. Stein is the founder of Financial Intranet, the largest shareholder and serves as a consultant.

          (5)       Includes three warrants to purchase:

                    o 160,000 shares at an exercise price of $.64 per share
                    o 75,000 shares at an exercise price of $.40 per share, and
                    o 95,000 shares at an exercise price of $.60 per share.

         (6)      Includes three warrants to purchase:

                    o 125,000 shares at an exercise price of $.40 per share
                    o 75,000 shares at an exercise price of $.40 per share, and
                    o 95,000 shares at an exercise price of $.60 per share.

          (7) Includes warrants to purchase 150,000 shares of common stock at an exercise price of $.75 per share. Mr. Theismann is a spokesperson for Financial Intranet.

          (8) Includes warrants to purchase 50,000 shares of common stock at an exercise price of $.64.

          (9) Assumes exercise of all warrants and conversion of all promissory notes held by the selling securityholders.


Plan of Distribution


The shares offered by the selling securityholders may be sold from time to time directly by the selling securityholders. Alternatively, the selling securityholders may, from time to time, offer such securities through underwriters, dealers and/or agents. The distribution of securities by the selling securityholders may be effected in one or more transactions, privately-negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with such sales. The selling securityholders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered. Any profits they realize or commission they receive may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of the selling securityholders to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriter, dealer or agent, the purchase price paid by the underwriter for securities purchased from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

Sales of securities by the selling securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities being offered. Following the closing of this offering (which assumes the exercise of all warrants and conversion of all promissory notes held by the selling securityholders), 30,885,483 shares of common stock will be freely tradable

                          MARKET PRICE OF COMMON STOCK


Market Information


The following table sets forth the high and low prices for the periods indicated as reported by the National Daily Quotation Service, Inc. between dealers and do not include retail mark-ups, mark-downs, or commissions and do not necessarily represent actual transactions, as reported by the NASD Composite Feed or other qualified inter-dealer quotation medium. During the first two quarters of the fiscal year ending December 31, 1997, no established public trading market existed for the common stock . The market prices included for these two quarters were based on very limited transactions and sporadic price quotations that did not reflect the true market value of the stock.

The prices listed for these periods reflect limited or sporadic quotations. As of May 10, 1999, the closing bid price was $1.18 per share.


                                                                                                       Low          High
                                                                                                       ---          ----
1997 Fiscal Year:
   First Quarter..................................................................................     3.75          6.375
   Second Quarter.................................................................................      .38          4.625
   Third Quarter..................................................................................      .156          .484
   Fourth Quarter.................................................................................      .125          .594

1998 Fiscal Year:


   First Quarter..................................................................................      .219          .547
   Second Quarter.................................................................................      .22           .95
   Third Quarter..................................................................................      .58          1.99
   Fourth Quarter.................................................................................      .41          1.00

1999 Fiscal Year
   First Quarter.....................................................................................   .56          1.58




The common stock is recorded on the OTC Bulletin Board with the symbol FNTN. As of May 10, 1999, Financial Intranet had 48 record holders of its common stock and an estimated 2,045 beneficial holders.

                            DESCRIPTION OF SECURITIES


The following descriptions of securities are qualified in all respects by reference to the certificate of incorporation and by-laws and the terms of certain convertible promissory notes and warrants, copies of which are filed as hibits to the registration statement of which this prospectus is a part. The certificate of incorporation authorizes Financial Intranet to issue up to 50,000,000 shares of common stock, par value $.001 per share, and no preferred stock. Neither the certificate of incorporation nor the by-laws contain any provision that would delay, defer or prevent a change in control.

Common stock

22,724,282 shares of common stock are issued and outstanding. Each share of common stock entitles the holder to one vote on each matter submitted to the stockholders. The holders of common stock:

          o have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the board of directors;

          o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Financial Intranet;

          o do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and

          o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. Financial Intranet has not paid any dividends on its common stock to date. Financial Intranet anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, capital requirements and the operating and financial conditions of Financial Intranet.

Shareholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of Financial Intranet. The common stock is not convertible or redeemable. Neither the certificate of incorporation nor its by-laws provide for pre-emptive rights.


Options


Financial Intranet has issued options to three affiliates (including two executive officers) to purchase 5,202,162 shares of common stock at an exercise price of $.19 per share, which options are exercisable through December 31, 2001. Financial Intranet has issued options to two other employees to purchase 500,000 shares of common stock at an exercise price of $.625 per share, one-third of which vests each year commencing December 7, 1999 and are exercisable for two years after vesting. Financial Intranet has issued options to persons not affiliated with Financial Intranet to purchase an aggregate of 592,630 shares of common stock at exercise prices ranging from $.18 to $7.50.

Convertible notes and Warrants

$500,000 7% convertible promissory note and warrants

On December 31, 1998, Financial Intranet issued a 7% convertible promissory note in the principal amount of $500,000 with a maturity date of December 31, 2001 and warrants to purchase 1,250,000 shares of common stock at an exercise price of $.60 per share through December 31, 2003. The promissory note is convertible into common stock at any time by the lender. On the maturity date, Financial Intranet is required to automatically convert the remaining outstanding principal amount and accrued interest of the promissory note at the conversion price into common stock.

Each of the 1,250,000 warrants issued in conjunction with the promissory note entitle the holder to purchase one share of common stock at an exercise price per share of common stock of $0.60. The warrants may be exercised through December 31, 2003.

$1,700,000 7% convertible promissory notes and warrants


   Initial Note and Warrants


In February 1999, Financial Intranet issued a 7% convertible promissory note in the principal amount of $600,000, with $240,000 principal amount, and all accrued interest thereon, payable on demand commencing March 10, 1999, and $360,000 principal amount, and all accrued interest thereon, payable on demand commencing May 9, 1999. The holder converted the $240,000 portion of the note into common stock in March 1999.Financial Intranet issued 1,500,000 warrants in February 1999 to purchase common stock at an exercise price per share of $.60. The warrants may be exercised through February 6, 2002. The investor also agreed to lend Financial Intranet an additional $1,100,000 in four subsequent tranches. Financial Intranet's obligations under the promissory note for $600,000 are subject to a guarantee by Ben B. Stein and secured by a pledge of 1,500,000 shares of common stock. Mr. Stein pledged 600,000 shares of common stock as collateral for Financial Intranet's obligation payable March 10, 1999, and 900,000 shares as collateral for Financial Intranet's obligation payable May 9, 1999.

On February 6, 2002, Financial Intranet is required to automatically convert any and all remaining outstanding principal amount and accrued interest of the promissory note at the conversion price into common stock.

   Installment Convertible Promissory Notes and Warrants

Commencing on the date of this prospectus and terminating 30 days later, Financial Intranet may require the investor or the investor may demand to purchase for $200,000 a promissory note in the principal amount of $200,000 and a warrant for the purchase of 333,333 shares of common stock at an exercise price of $.60 per share. During the 90 day period after the closing of the installment for a promissory note in the principal amount of $200,000, Financial Intranet may require the investor or the investor may demand to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. During the 90 day period after the issuance of the first $300,000 note, Financial Intranet may require the investor or the investor may demand to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. During the 90 day period after the issuance of the second $300,000 note, we may require the investor or the investor may demand to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. The warrants are exercisable for a period of five years after issuance at an exercise price of $.60 per share.

The shares of common stock issuable upon conversion of the promissory notes and warrants issued in conjunction with the notes are being registered in the alternate prospectus.


The conversion prices for the convertible promissory notes are the lesser of :



          o 75% of the average of the five lowest closing bid prices of the common stock during the 30 trading days ending on the trading day immediately preceding the conversion date, or

          o either: $.40 per share for the promissory note for $500,000 issued in December 1998 and the promissory note in the principal amount of $600,000 issued in February 1999;

                    $.50 per share for the promissory note in the principal amount of $200,000, and

                    $.60 per share for the three promissory notes in the aggregate principal amount of $900,000.

The convertible promissory notes are convertible and the warrants are exercisable, in whole or in part, at any time. However, the promissory note may not be converted nor the warrants exercised to the extent that after such conversion, the sum of

          o the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the promissory note) and

          o the aggregate number of shares of common stock issuable upon the proposed conversion of the promissory note and the warrants would result in beneficial ownership by the holder and its affiliates of 4.99% or more of Financial Intranet's issued and outstanding shares of common stock following such exercise or conversion.

The 4.99% limitations in the promissory note and warrants do not apply to any automatic conversion by Financial Intranet. The 4.99% limitations apply to any transferee of the promissory note from the purchaser of such shares from Financial Intranet.

Transfer Agent

The transfer agent for the common stock is Liberty Transfer Co., 191 New York Avenue, Huntington, New York 11743.

                         SHARES ELIGIBLE FOR FUTURE SALE


Upon completion of this offering, Financial Intranet will have outstanding an aggregate of 36,665,053 shares of common stock, assuming exercise of the warrants and conversion of the promissory notes issued to the selling securityholders. 31,485,483 shares of common stock will be freely tradable without restriction or further registration under the Securities Act. Of the remaining shares of common stock outstanding, 5,168,459 shares are "restricted" shares that are owned by "affiliates" of Financial Intranet as such terms are defined under the Securities Act and 93,370 shares are "restricted" shares that are owned by nonaffiliates of Financial Intranet.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities within the meaning of Rule 144 securities for at least one year, including the holding period of any securities which are converted into the restricted shares and including the holding period of any prior owner, except an affiliate of Financial Intranet, would be entitled to sell within any three-month period, only that a number of shares that do not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the common stock reported during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Financial Intranet. Any person (or persons whose shares are aggregated with such person) who is not deemed to have been an affiliate of Financial Intranet at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least three years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

The registration statement of which this prospectus is a part also registers 655,000 shares of common stock previously issued to selling securityholders, 9,458,333 shares of common stock to be issued upon exercise of warrants and convertible promissory notes and 37,994 shares which may otherwise be issued to the selling securityholders, thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act.


                              PLAN OF DISTRIBUTION


Through our officers and directors, we are offering the shares of common stock for sale on a "best efforts" basis. The shares will be offered by Michael Sheppard, our President, and Maura Marx, our Executive Vice President. No officer or director will receive any compensation for sales of shares of common stock in this offering.

Licensed broker/dealers may also participate in the offering. We will pay a commission of 10% and a non-accountable expense allowance of 3% to NASD registered broker/dealers for sales of shares effected by NASD members. The names of the NASD member broker/dealers that may participate in this offering, if any, are identified on the annexed broker/dealer list. This list will be updated by post-effective amendment to the extent that additional broker/dealers, if any, agree to participate in this offering after the date of this prospectus.

The offering shall commence on the date hereof and terminate 180 days later, unless extended by us for up to an additional 90 days. All subscription proceeds will be deposited no later than noon of the next business day after receipt into our bank account. No escrow account will be established. Subscriptions will be accepted as they are received.

The selling securityholders may sell their shares of common stock from time to time in transactions, which may include block transactions by or for the account of the selling securityholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on their shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any selling securityholder sells shares of common stock, or options thereon, pursuant to this prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any selling securityholder pays compensation to a broker/dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of such shares, a post-effective amendment to the registration statement of which this prospectus is a part, would need to be filed and declared effective by the SEC before such selling securityholders could make such sale, pay such compensation or make such a distribution. Financial Intranet is under no obligation to file a post-effective amendment to the registration statement of which this prospectus is a part under such circumstances.



                                  LEGAL MATTERS


Certain legal matters in connection with the issuance of the securities being offered by Financial Intranet will be passed upon for Financial Intranet by McLaughlin & Stern, LLP, New York, New York. McLaughlin & Stern, LLP owns options to purchase 75,000 shares of common stock at an exercise price of $.60 per share and 75,000 shares of common stock at an exercise price of $1.20 per share. Mr. Schuster owns 11,111 shares of common stock.


                                     EXPERTS


The financial statements as of December 31, 1998 and December 31, 1997 and for the years ended December 31, 1998 and December 31, 1997 included in this prospectus have been so included in reliance on the report of Reminick, Aarons & Company, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                                    FINANCIAL INTRANET, INC.
                                                  INDEX TO FINANCIAL STATEMENTS



                                                                                                                       Page
Financial Statements
   Report of Independent Public Accountants.........................................................................    F-2
   Balance Sheets as of December 31, 1997 and   1998 ...............................................................    F-3
   Statements of Operations for the years ended December 31, 1997 and December 31, 1998 ............................    F-4
   Statements of Changes in Stockholders' Equity for the years ended December 31, 1997 and 1998.....................    F-5
   Statements of Cash Flows for the years ended December 31, 1997 and December 31, 1998 ............................    F-8
   Notes to Financial Statements ...................................................................................    F-10

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Financial Intranet, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Financial Intranet, Inc. (a Development Stage Company) as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Intranet, Inc. (a Development Stage Company) as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has experienced significant losses since its inception. In addition, the Company has a negative working capital at December 31, 1998 and 1997 and the continuation of the business is also dependent upon the Company's private placement and public offering being successful. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also further described in Note 1. The accompanying financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

                                           /s/ REMINICK, AARONS & COMPANY, LLP

New York, New York
March 5, 1999, except for Note 6,
as to which the date is March 15, 1999

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)

                                 BALANCE SHEETS


                                                                                                             December 31
                                                                                                      1997             1998
                                                                                                      ----             ----
                                     ASSETS
Current assets:

   Cash and cash equivalents..................................................................      $ 1,929         $ 149,225
   Accounts receivable........................................................................           0             44,070
   Due from officers..........................................................................       20,410             5,074
   Prepaid expenses...........................................................................        4,693             4,378
                                                                                                   --------         ---------
Total current assets..........................................................................       27,032           202,747

Property and equipment, net...................................................................      235,712           961,195
Deferred offering costs.......................................................................           0             79,991
Deferred debt issuance costs..................................................................           0             55,000
Notes receivable..............................................................................       41,200                 0
Capitalized software development costs, net...................................................       68,275            88,058
Other assets..................................................................................       23,773            26,157
                                                                                                   --------         ---------
Total assets..................................................................................     $395,992        $1,413,148
                                                                                                   ========        ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities..................................................     $140,292         $771,567
   Due to officers...........................................................................       43,489           98,618
   Loan payable..............................................................................       47,250                0
                                                                                                  --------       ----------
Total current liabilities....................................................................      231,031          870,185
Note payable.................................................................................            0          500,000
                                                                                                  --------       ----------
Total liabilities............................................................................      231,031        1,370,185
                                                                                                  --------       ----------
Commitments and contingencies
Stockholders' Equity:
Common stock, $.001 par value, 25,000,000 shares authorized and 15,589,228 shares issued and outstanding December 31, 1997; 50,000,000 shares authorized
   and 20,561,048 shares issued and outstanding December 31, 1998 ...........................       15,589           20,561
Additional paid-in capital...................................................................    1,306,622        4,079,186
Accumulated deficit during the development stage.............................................     (851,928)      (2,993,906)
Less: Stock subscriptions receivable.........................................................      (75,000)               0
      Deferred compensation cost.............................................................     (230,322)      (1,062,878)
                                                                                                  --------       ----------
Total stockholders' equity...................................................................      164,961           42,963
                                                                                                  --------       ----------
Total liabilities and stockholders' equity...................................................     $395,992       $1,413,148
                                                                                                  ========       ==========



   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                                                    Year Ended December 31,
                                                                                                    -----------------------
                                                                                                      1997           1998
                                                                                                      ----           ----
Revenue ....................................................................               $          0                $     89,169
                                                                                           ------------                ------------

Operating costs and expenses:
   Cost of revenue .........................................................                          0                     163,033
   Sales and marketing expenses ............................................                     55,794                      50,246
   General and administrative expenses .....................................                    748,214                     988,509
   Depreciation and amortization ...........................................                          0                     129,413
   Stock compensation expense ..............................................                     13,272                     897,808
                                                                                           ------------                ------------
      Total operating costs and expenses ...................................                    817,280                   2,229,009
                                                                                           ------------                ------------

Loss from operations .......................................................               $   (817,280)               $ (2,139,840)
Other income (expense):
   Interest income .........................................................               $      2,475                $      4,140
   Interest expense ........................................................                     (2,625)                     (6,278)
                                                                                           ------------                ------------
      Total other (expense) ................................................                       (150)                     (2,138)
                                                                                                  -----                     -------
Net loss ...................................................................               $   (817,430)               $ (2,141,978)
                                                                                           ============                ============

Basic and diluted net loss per share .......................................               $      (0.07)               $      (0.12)
                                                                                           ============                ============

Number of shares used in calculating basic
   and diluted net loss per share ..........................................                 10,932,900                  18,328,984
                                                                                           ============                ============


   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 For the Years Ended December 31, 1997 and 1998


                                                                                                                        Additional
                                                                                                                         Paid-in
Description                                                                                Shares         Amount          Capital
-----------                                                                                ------         ------        ----------
Balance--January 1, 1997 ..........................................................       3,980,000     $     3,980     $    30,620
   February 29, 1997--issuance of stock in lieu of compensation to key
      executives ..................................................................       4,250,000           4,250         148,500
   May 1997 through December 31, 1997--Private Placement ..........................       6,904,228           6,904         877,823
   August 4, 1997--issuance of stock in lieu of $6,500 in promotional
      fees ........................................................................         100,000             100           6,400
   September, 1997--issuance of stock to employees and increase in
      additional paid-in capital resulting from stock options granted .............          40,000              40         243,594
   November 15, 1997--issuance of stock per non-dilution provisions of
      consulting agreement ........................................................         315,000             315            (315)
   Net loss .......................................................................              --              --              --
                                                                                         ----------     -----------    ------------

Balance--December 31, 1997 ........................................................      15,589,228          15,589       1,306,622
   January, 1998--issuance of stock subscribed in 1997 ............................         400,000             400          29,600
   Jan.-July 1998--issuance of stock per non-dilution provisions of
      consulting agreement ........................................................         346,742             347            (347)
   May-Dec., 1998--issuance of stock in lieu of services ..........................         309,249             309          96,317
   June and July, 1998--Promissory notes converted ................................       1,070,800           1,071         463,930
   June and October, 1998--Private placement ......................................       1,237,666           1,238         443,262
   June 11, 1998--issuance of stock in lieu of fees on June, 1998 private
      placement ...................................................................          38,393              38             (38)
   July 17, 1998--issuance of stock to release security interest in certain
      equipment ...................................................................         500,000             500         314,500
   October 15, 1998--issuance of stock in lieu of fees on 1997 private
      placement ...................................................................          68,970              69             (69)
   October 15, 1998--issuance of stock resulting from exercise of
      warrants ....................................................................       1,000,000           1,000         159,000
   Increase in additional paid-in capital resulting from stock options and
      warrants granted ............................................................              --              --     $ 1,266,409
   Net loss .......................................................................              --              --              --
                                                                                         ----------     -----------    ------------
Balance--December 31, 1998 ........................................................      20,561,048     $    20,561     $ 4,079,186
                                                                                         ----------     -----------    ------------


                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY--(Continued)

                 For the Years Ended December 31, 1997 and 1998


                                                                                                                        Accumulated
                                                                                                                           Deficit
                                                                                                                         During the
                                                                                     Subscriptions     Deferred Stock   Development
Description                                                                           Receivable        Compensation       Stage
-----------                                                                          -------------     --------------   -----------

Balance--January 1, 1997 ........................................................              --              $--      $   (34,498)
     February 29, 1997--issuance of stock in lieu of compensation to key
      executives ................................................................              --               --               --
      May 1997 through December 31, 1997--Private Placement .....................         (75,000)              --               --
      August 4, 1997--issuance of stock in lieu of $6,500 in promotional
      fees ......................................................................              --               --               --
      September, 1997--issuance of stock to employees and increase in additional paid-in capital resulting from stock options
      granted ...................................................................              --         (230,322)              --
      November 15, 1997--issuance of stock per non-dilution provisions of
      consulting agreement ......................................................              --               --               --
      Net loss ..................................................................              --               --         (817,430)
                                                                                      -----------     ------------      -----------

Balance--December 31, 1997 ......................................................         (75,000)        (230,322)        (851,928)
     January, 1998--issuance of stock subscribed in 1997 ........................          75,000               --               --
     Jan.-July 1998--issuance of stock per non-dilution provisions of
     consulting agreement .......................................................              --               --               --
     May-Dec., 1998--issuance of stock in lieu of services ......................              --               --               --
     June and July, 1998--Promissory notes converted ............................              --               --               --
     June and October, 1998--Private placement ..................................              --               --               --
     June 11, 1998--issuance of stock in lieu of fees on June, 1998
     private placement ..........................................................              --               --               --
     July 17, 1998--issuance of stock to release security interest in
     certain equipment ..........................................................              --               --               --
     October 15, 1998--issuance of stock in lieu of fees on 1997 private
     placement ..................................................................              --               --               --
     October 15, 1998--issuance of stock resulting from exercise of
     warrants ...................................................................              --               --               --
     Increase in additional paid-in capital resulting from stock options
     and warrants granted .......................................................              --         (832,556)              --
     Net loss ...................................................................              --               --       (2,141,978)
                                                                                      -----------     ------------      -----------
Balance--December 31, 1998 ......................................................             $--      $(1,062,878)     $(2,993,906)
                                                                                      ===========     ============      ===========

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY--(Continued)

                 For the Years Ended December 31, 1997 and 1998



                                                                                                                   Total
Description                                                                                                 Stockholders' Equity
-----------                                                                                                 --------------------

Balance--January 1, 1997  .............................................................................       $       102
                                                                                                                        -
   February 29, 1997--issuance of stock in lieu of compensation to key executives .....................           152,750
   May 1997 through December 31, 1997--Private Placement ..............................................           809,727
   August 4, 1997--issuance of stock in lieu of $6,500 in promotional fees ............................             6,500
   September, 1997--issuance of stock to employees and increase in additional paid-in capital
      resulting from stock options granted ............................................................            13,312
   November 15, 1997--issuance of stock per non-dilution provisions of consulting agreement ...........                --
   Net loss ...........................................................................................          (817,430)
                                                                                                              -----------
Balance--December 31, 1997 ............................................................................           164,961
   January, 1998--issuance of stock subscribed in 1997 ................................................           105,000
   Jan.-July 1998--issuance of stock per non-dilution provisions of consulting agreement ..............                --
   May-Dec., 1998--issuance of stock in lieu of services ..............................................            96,626
                                                                                                              -----------
   June and July, 1998--Promissory notes converted ....................................................           465,001
                                                                                                              -----------
   June and October, 1998--Private placement ..........................................................           444,500
   June 11, 1998--issuance of stock in lieu of fees on June, 1998 private placement ...................                --
   July 17, 1998--issuance of stock to release security interest in certain equipment .................           315,000
   October 15, 1998--issuance of stock in lieu of fees on 1997 private placement ......................                --
   October 15, 1998--issuance of stock resulting from exercise of warrants ............................           160,000
   Increase in additional paid-in capital resulting from stock options and warrants granted ...........           433,853
   Net loss ...........................................................................................        (2,141,978)
                                                                                                              -----------
Balance--December 31, 1998 ............................................................................       $    42,963
                                                                                                              ===========


          See Statement of Cash Flows - (Noncash Investing and Financing Activities) for related disclosure regarding issuance of common stock for noncash consideration.


   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                                                          Year Ended December 31,
                                                                                          1997               1998
                                                                                          -----------------------
Cash flows from operating activities:
Net loss .........................................................................     $  (817,430)     $(2,141,978)
                                                                                       -----------      -----------
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization .................................................               0          129,413
                                                                                       -----------      -----------
   Reserve for bad debts .........................................................               0           41,200
     Consulting services paid by issuance of common stock ........................         159,290           90,626
                                                                                       -----------      -----------
     Compensation expense resulting from stock options granted ...................          13,272          897,808
                                                                                      -----------       -----------
Changes in operating assets and liabilities:

   Accounts receivable ...........................................................               0          (44,070)
                                                                                       -----------      -----------
   Prepaid expenses ..............................................................          (4,693)             315
   Deferred offering costs .......................................................               0          (55,991)
                                                                                       -----------      -----------
   Other assets ..................................................................         (23,773)          (2,384)
   Accounts payable and accrued expenses .........................................         140,292          631,275
                                                                                       -----------      -----------

   Net cash used in operating activities .........................................        (533,042)        (453,786)
                                                                                       -----------      -----------

Cash flows from investing activities:
   Notes receivable advances .....................................................         (41,200)               0
   Loans advanced from (to) officer...............................................         (20,410)          15,336
   Purchase of property and equipment ............................................        (235,712)        (833,128)
                                                                                       -----------      -----------
     Capitalized software development costs ......................................         (68,275)         (41,551)
                                                                                       -----------      -----------
      Net cash used in investing activities ......................................        (365,597)        (859,343)
                                                                                       -----------      -----------
Cash flows from financing activities:
     (Repayments of) proceeds from loan payable ..................................          47,250          (47,250)
   Proceeds from issuance of promissory notes ....................................               0        1,500,000
   Payment of financing fees .....................................................         (70,523)        (156,000)
   Proceeds from issuance of common stock ........................................         880,250           37,500
   Collection of stock subscriptions receivable ..................................               0           70,000
   Proceeds from issuance of warrants ............................................               0            1,046
   Advances from officers ........................................................          43,489           55,129
                                                                                       -----------      -----------
   Net cash provided by financing activities .....................................         900,466        1,460,425
                                                                                       -----------      -----------
Net increase in cash and cash equivalents ........................................           1,827          147,296
Cash and cash equivalents--beginning .............................................             102            1,929
                                                                                       -----------      -----------
Cash and cash equivalents--ending ................................................     $     1,929      $   149,225
                                                                                       ===========      ===========
Supplemental disclosure of cash flow information:
   Cash paid during the year for interest ........................................     $     2,625      $     4,167
                                                                                       ===========      ===========


                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)

                     STATEMENTS OF CASH FLOWS --(Continued)



Noncash investing and financing activities:
      The following noncash transactions occurred during the year ended December
      31, 1997:

      --   4,250,000 shares of the Company's common stock were issued to three
           (3) key executives in lieu of $152,750 for executive compensation and consulting fees.

      -- 100,000 shares of the Company's common stock were issued to outside consultants in lieu of $6,500 in promotional fees.

      -- 315,000 shares of the Company's common stock valued at $315 were issued at par value to outside consultants in accordance with the anti-dilution provisions of the consulting agreement entered into by the Company in December 1996.

      -- Additional paid-in capital was increased by $243,594 and deferred compensation of $230,322 was recorded resulting from stock options granted (4,810,776 shares at $.05).

      The following noncash transactions occurred during the year ended December
      31, 1998:

      -- 309,249 shares of the Company's common stock were issued to outside consultants in lieu of $90,626 in services and $16,000 in deferred offering costs, which represented the fair market value of services rendered.

      -- 1,000,000 shares of the Company's common stock were issued to an independent consultant in exchange for $10,000 (as discussed in Note 6) for providing various marketing, sales, general, and public relations consulting services over a 24-month period. This amount represented the excess of the market price of the Company's common stock at date of grant over the exercise price.

      --   346,742 shares of the Company's common stock at par value were issued to outside consultants in accordance with the anti-dilution provisions of the consulting agreement entered into by the Company which terminated in July 1998.

      -- 500,000 shares valued at $315,000 were issued to an outside facilitator as a settlement to release its security interest in certain of the Company's equipment. This amount represented the fair market value of the common stock issued at the date of settlement.

/* 1 moved from here; text not shown/





   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS



Note 1--Summary of Significant Accounting Policies

Description of Business

Financial Intranet, Inc. (the "Company"), formerly Wee Wees, Inc. (which was formerly Alexis & Co.) is a Nevada corporation incorporated on December 16, 1993. The founder of the Company acquired all of the outstanding shares of Wee Wees, Inc. to obtain the benefits of a corporate entity for the business. The Company provides a secure on-demand proprietary network (intranet) for broker-dealers and their registered representatives. The network is designed to provide updated training and data information concerning, among other things, those mutual funds planning to participate in the Company's network. In addition, the Company has developed an Internet presence accessible to the general public, which will highlight the Company's clients. It is the Company's plan to connect over 500 U.S. broker-dealer locations and subsequently provide local access ports in various cities around the world. The Company has not yet generated significant revenue from its operations and is therefore considered to be a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Going Concern Uncertainty


The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 1997, the Company had a negative working capital of $203,999 and a stockholders' equity of $164,961. At December 31, 1998, the Company has a negative working capital of $667,438 and a stockholders' equity of $42,963. As the Company is still in the development stage and has experienced significant losses since its inception, there is substantial doubt that it will be able to continue as a going concern without the additional funding as contemplated by the Company's private placement and public offering (see Note 12). If the public offering is not effected and successful, management plans to seek alternate funding from an affiliated third party, which will enable the Company to grow beyond the development stage. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable


Accounts receivable are principally from users of the Company's communications network. Accounts receivable at December 31, 1998 was $44,070. There were no accounts receivable at December 31, 1997 as no revenues were generated during 1997. Management believes that all accounts receivable are fully collectible; accordingly, no allowance for uncollectible accounts has been provided.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)


Note 1--Summary of Significant Accounting Policies--(Continued)

Property and Equipment

Property and equipment are stated at cost. At December 31, 1997, the computer hardware and software acquired to implement the Company's intranet and internet systems were not fully operational. As such, no depreciation or amortization had been calculated for these assets for 1997. Depreciation for the year ended December 31, 1998 was $107,645 as the equipment and related software were not placed in service until 1998. These assets are being depreciated on a straight-line basis over their estimated lives, which range from three to five years.

Deferred offering and debt issuance costs

Costs incurred in connection with the proposed offering of securities (see Note
12) and with the issuance of the December 31, 1998 convertible promissory note have been deferred and will be offset against the proceeds of the offering and conversion of debt. If the offering is not effected, these costs will be expensed. The debt issuance costs will be amortized over the life of the debt, if not converted.

Capitalized software development costs

Capitalized software development costs represent the costs of developing and updating an Internet presence at the Company's web site. These costs are being amortized on a straight-line basis over its estimated life of two years in accordance with Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." Amortization of capitalized software development costs was $21,768 for the year ended December 31, 1998. There was no amortization in 1997 because the web site was not placed in service until 1998.

Basis for assigning amounts to equity securities issued for other than cash

Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair market value of the service or assets received in exchange.

Revenue recognition


Revenue is recognized at the time telephone communications usage is incurred.

Advertising

Advertising and marketing costs are expensed as incurred.


Income taxes

The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes proscribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)



Note 1--Summary of Significant Accounting Policies--(Continued)


Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings per share

During the year ended December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed by dividing that net loss by the weighted-average number of common shares and common stock equivalents outstanding during the period. Common stock equivalents have been excluded from the weighted-average shares for 1997 and 1998, because their inclusion is anti-dilutive. All prior period EPS information has been computed in accordance with the new pronouncement.


Stock-based compensation

In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 31, 1995 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for its stock-based compensation in accordance with the provisions of APB 25.


Effect of recently issued accounting standards


In June 1997, the Financial Accounting Standards Board issued two new disclosure standards.

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company's net loss is the only item of comprehensive income through December 31, 1997 and December 31, 1998.

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and related Information" ("SFAS 131"), which supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has only one operating segment.



                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)



Note 1--Summary of Significant Accounting Policies--(Continued)

SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require that comparative information for earlier years be restated.


In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" ("SFAS 132"), which standardizes the disclosure requirements for pensions and other postretirement benefits. SFAS 132 is applicable for fiscal years beginning after December 15, 1997. The Company does not expect adoption of SFAS 132 to have a material effect, if any, on the financial statements and results of operations.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, collectively referred to as derivatives and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The Company has not determined the effect on its financial statements or results of operations, if any, from the adoption of this statement.

In October 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" (SFAS 134). This is an amendment to Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities", which establishes standards requiring that, after a securitization of a mortgage loan is held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. SFAS 134 is effective for fiscal years beginning after December 15, 1998. The Company's financial statements and results of operations are unaffected by SFAS 134.

In March 1998, the AICPA issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), which provides guidance on accounting for the cost of computer software developed or obtained for internal use regarding either the capitalization or expensing of software costs that meet certain specified criteria. SOP 98-1 is effective for fiscal years beginning after December 15, 1998 with earlier application encouraged. SOP 98-1 has been adopted by the Company for the year ended December 31, 1998.


In April 1998, the AICPA issued Statement of Accounting Position, 98-5 "Reporting on the costs of Start up Activities" (SOP 98-5), which provides guidance on defining start up activities and requires that entities expense start-up costs and organizational costs as they are incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with earlier application encouraged, and was adopted by the Company in 1997.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)



Note 2--Notes Receivable-- (Continued)

Reclassifications

Certain accounts from the 1997 financial statements have been reclassified in order to conform with the 1998 financial statement presentation. These reclassifications have no effect on the previously reported net loss.




Use of estimates


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.


Actual results could differ from those estimates.

** 13 In connection with entering into a Letter of Intent to acquire 80% of the equity of Micro-Intelligent Systems, Inc. (MIS), a private corporation that manufactures a portable electronic document device, the Company provided loans to MIS. On February 25, 1997, in conjunction with the signing of the Letter of Intent, the Company provided a loan of $20,000, due on demand on or after February 25, 2007, together with interest at the rate of 4% per annum. On March 21, 1997, the Company issued an additional loan of $20,000, due on demand on or after March 21, 2007, together with interest at the rate of 4% per annum. Subsequently, management has rescinded plans for the acquisition. Accrued interest of $1,200 was due on these notes receivable at December 31, 1998. As of December 31, 1998, the Company has fully reserved the balance of $41,200 for the potential uncollectibility of this note and related accrued interest.


Note 3--Property and Equipment


Property and equipment consists of the following at December 31, 1997 and 1998:




                                                                                              12/31/97             12/31/98
                                                                                              --------             --------
Computer equipment......................................................................      $235,712            $1,068,840
Accumulated depreciation................................................................            --              (107,645)
                                                                                              --------            ----------
                                                                                              $235,712            $  961,195
                                                                                              ========            ==========


Note 4--Loan Payable


In September 1997, Civilization Communications Inc. (CivCom), a consultant, (see
Note 6) advanced funds to various vendors on behalf of the Company. These payments were documented in a promissory note dated January 2, 1998 in the principal amount of $47,250, bearing interest at the prime rate and due on June 30, 1998. On August 28, 1998 the balance, including principal and interest, was fully repaid.


Note 5--Note Payable

On December 31, 1998, the Company entered into a subscription agreement for a private placement of $500,000 consisting of a 7% convertible promissory note in the principal amount of $500,000, and warrants to purchase 1,250,000 shares of the Company's common stock, at an exercise price of $.60 per share as defined in the agreement.


The Company paid, on the closing date, fees of $55,000 as a reduction of the proceeds. In addition, the two placement agents, as part of their fees, received 25,000 shares of common stock and warrants to purchase 160,000 shares of common stock at an exercise price of $.64 per share and 125,000 shares of common stock at an exercise price of $.40 per share, respectively, of common stock. The 25,000 shares were issued in January 1999.


Note 6--Commitments


Operating leases


The Company subleased its office space in New York City until April 1998. Rent expense under this lease charged to operations was $22,431 and $16,299 for the years ended December 31, 1997 and 1998, respectively.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)



Note 6--Commitments--(Continued)


In October 1997, the Company entered into a lease agreement for office space in Ardsley, New York for a term of three (3) years commencing on January 1, 1998. The lease agreement provides for a fixed annual base rent of $15,575 payable in equal monthly installments plus a proportionate share of certain incremental building operating expenses as defined in the lease agreement.

In June 1998, the Company entered into another lease agreement for additional office space in Ardsley, New York for a term commencing on July 15, 1998 and expiring on December 31, 2000. This lease provides for an annual base rent of $8,303 payable in equal monthly installments, plus a proportionate share of certain incremental building operating expenses as defined in the lease agreement. Rent expense under these leases charged to operations was $0 and $22,062 for the years ended December 31, 1997 and 1998, respectively. Minimum required future rental payments under these operating leases at December 31, 1998 are as follows:


             1999...............................................$23,878
             2000............................................... 23,878
                                                                -------
                                                                $47,756
                                                                =======

Consulting agreement--Civilization Communications Inc.

In October 1996, the Company entered into an agreement executed by its founder (amended December 20, 1996), with Civilization Communications Inc. (CivCom), to provide various consulting services. Specifically, CivCom assisted in the preparation of the Company's Business Plan and the preparation of the initial Private Placement Memorandum (PPM) as well as associated and relevant documents. In addition, the agreement provides for CivCom, at the Company's request, to assist in the preparation of all filings and to prepare the documentation required to be filed with various state and federal agencies concerning the raising of the funds encompassed by the PPM. In consideration of the services provided, the agreement provides for $25,000 in compensation, payable as follows: a $15,000 cash payment from the funds acquired through the placement of any of the Company's securities and 200,000 shares (subsequently adjusted to 240,000 shares) of common stock (in lieu of $10,000).


In accordance with the non-dilutive provisions of the agreement, CivCom was entitled to maintain a 6.1% share of the total outstanding shares of the Company's common stock through July 7, 1998. As such, CivCom was issued 315,000 shares during 1997 and 346,742 shares during 1998 at which time the agreement was cancelled by the Company. Subsequent to July 1998, CivCom continued to consult the Company on a fixed price per hour basis.


Consulting agreements--key executives

In February 1997, the Company entered into consulting agreements with three key executives to whom the Company intended to eventually offer long-term employment agreements (see below). The consulting agreements provide for monthly stipends from the date of signing to the date the Company and the executives enter into the employment agreements. The consulting agreements also provide for the issuance of the Company's common stock at par value since at the time there was no determined market value for the shares issued as the Company was recently formed and had no operations at this time. In addition, in February 1997, in lieu of $150,000 in compensation for consulting services through December 31, 1997, the founder was issued an additional 1,500,000 shares of the Company's common stock. The key executives and the related provisions within their respective agreements are as follows:

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)





Note 6--Commitments--(Continued)


Par Value of
Monthly                                                                   Common stock                                  Stock
Executive                                                                   Stipend             Issued                  Issued
------------                                                              ------------          ------                  ------
Founder.................................................................    $0              1,500,000 shares            $1,500
Founder.................................................................    $12,500         1,500,000 shares             1,500
President and Chief Operating Officer...................................    $12,500           750,000 shares               750
Executive Vice-President ...............................................     $5,417           500,000 shares               500
                                                                                           ----------                 --------
                                                                                            4,250,000                    $4,250





Employment agreements

On September 12, 1997, the Company entered into employment agreements with three key executives which were later amended on March 15, 1999. The agreements are for a five-year period commencing on September 12, 1997 and may be extended by the Company for an additional three-year period upon written notice six months prior to the third anniversary of the original term. The agreements stipulate the duties, compensation and benefits, indemnification, termination and various other terms of employment. Included in compensation for all three executives is an option to purchase, at any time while the executive is employed by the Company, additional shares (in addition to any shares previously issued) of the Company's common stock through December 31, 1998. The purchase price for such shares is at a price per share equal to eighty percent of the per share bid price averaged over five working days prior to the date of the signed employment agreement. The options shall permit each executive to purchase up to a certain percentage (see below) of the Company's issued and outstanding shares of common stock less; i) shares previously issued according to the consulting agreement;
ii) less any shares previously issued as a result of the exercise of this option and (iii) less any shares issued in lieu of cash expenses advanced by the executive or accepted as previously earned consulting fees paid to the executive in lieu of cash. All options granted under the employment agreements expire on December 31, 2002, except for earlier dates relative to termination.


The number of the Company's issued and outstanding common stock for the purpose of calculating the total number of shares which may be purchased by the executive in exercising the option shall be: i) the number of shares issued on the later of the exercise date or any date prior to December 31, 1998, providing that ii) the total number of shares issued as utilized in the calculation of the shares available for purchase under the option shall not exceed the number of shares issued and outstanding at December 31, 1998 as recorded on the Company's stock ledger and as reported by the Company's transfer agent. These options are non-transferable and expire on the last date of the original employment term or any extension thereof (See note 8). The executives and the related provisions of their employment agreement are detailed below:


                                                                                                           Stock Option
                                                                                                            Percentage
Executive                                                                              Base Salary     through December 31, 1998
---------                                                                              -----------     -------------------------
Founder.................................................................................$150,000                  25.0%
President and Chief Operating Officer...................................................$150,000                  14.5%
Executive Vice-President .............................................................  $100,000                   9.0%


Consulting agreement--independent consultant


On October 6, 1997, the Company entered into a consulting agreement with an individual to provide various marketing, sales, general and public relations consulting in connection with undertaking the promotion of the Company's products, training



                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)



Note 6--Commitments--(Continued)


programs and services to broker/dealers, underwriters and administrators of mutual funds. In consideration for services provided, the agreement granted the consultant a warrant to purchase up to one million (1,000,000) shares of the common stock of the Company at $.01 per share. In addition, all travel, mailing, entertainment, printing, postage and all other expenses directly related to services will be reimbursed by the Company. The warrant was exercised on October 9, 1998 for 1,000,000 shares.


The terms of the agreement are for a 24-month period commencing with the date of the signing of the agreement and shall terminate on October 20, 1999, with an extension convertible to October 20, 2000, unless sooner by death of the consultant or a 30-day notice of termination by either party. Stock compensation costs charged to operations for warrants issued was $150,000 for the year ended December 31, 1998.

Major customers


A substantial portion of the Company's revenue is derived from three major customers which, individually, constitute approximately 38.3%, 22.0% and 15.6% of total revenue.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


Note 7--Private Placements

The Company had a private placement offering in June 1997, whereby 6,904,228 shares of common stock were issued. The Company had two outstanding subscription agreements from investors totaling $75,000 at December 31, 1997.


The Company subsequently issued 400,000 shares of common stock in January 1998.


On May 20, 1998, the Company entered into subscription agreements to issue a total of $500,000 in convertible debentures, due November 20, 1998. The debentures pay 6% cumulative interest annually, payable in cash or in freely trading common stock of the Company, at the Company's option at the time of each conversion until the principal amount is paid in full or has been converted. The debentures are subject to automatic conversion at the end of six months from the date of issuance based on a formula as defined under the agreements. The holder of the debenture has the right, at their option, to convert it into shares of the Company's common stock at any time before the close of business on the maturity date. The debentures were converted into 1,070,800 shares in June and July 1998.

On June 4, 1998, the Company entered into a Placement Agent Agreement with Corporate Capital Management LLC (CCM). The agreement appointed CCM exclusive placement agent of the Company during the offering period as defined in the agreement for the purpose of assisting the Company in the sale of $500,000 (the Funds) in principal amount of its convertible 12% promissory note due December 1, 1998 (the Note). The agreement provides for a cash fee in an amount equal to 10% of the gross proceeds from the sale of the Note plus warrants to purchase 50,000 shares of the Company's common stock. The warrants shall be exercisable at a price equal to 110% of the bid price for the common stock on the date of closing of the sale of the Note. In conjunction with the agreement to retain CCM as placement agent, on June 4, 1998, the Company entered into a subscription agreement for the Note. The Note is convertible, at the holder's option, at any time, into shares of common stock of the Company. The number of shares of common stock into which the Note may be converted shall be determined at the lesser of
(i) 72.5% of the lowest closing bid price quoted on the over-the-counter Bulletin Board market of the common stock for the five-day trading period ending on the day prior to the conversion date or (ii) the lowest closing bid price quoted on the Bulletin Board of the common stock for the five-day trading period ending on the day prior to the closing of the sale of the Note. The note was converted to 1,352,718 shares of the Company's common stock in June 1998 and 115,052 shares were subsequently cancelled in October 1998.

Note 8--Stock Options and Warrants

The following stock options and warrants were granted during 1997 and 1998:

Warrants to purchase 1,000,000 shares of common stock exercisable at $.01 per share pursuant to a consulting agreement (See note 6).

Warrants to purchase 166,667 shares of common stock to a consultant on July 15, 1998 which expire June 22, 2003, at an exercise price of $.40 per share.

Stock options to purchase 250,000 shares of common stock to each of two employees at an exercise price of $.625 per share, which vest one-third each year over the next three years beginning in December 1999.


Warrants to purchase 150,000 shares of common stock for legal services: 75,000 shares on July 10, 1998 which expire July 10, 2003, at an exercise price of $1.20 per share; and 75,000 shares on November 25, 1998 which expire November 24, 2003, at an exercise price of $.60 per share.

Stock options to purchase 4,810,776 and 2,411,333 shares of common stock during 1997 and 1998, respectively, exercisable at FINANCIAL INTRANET, INC.


                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)


Note 8--Stock Options and Warrants--(Continued)

$.19 per share pursuant to employment agreements with three key executives (See note 6).




Warrants to purchase 10,000 shares of common stock to each of two directors, one issued on September 1, 1998 which expires August 31, 2001, exercisable at a price of $.725 per share; and the other issued on November 13, 1998 which expires November 13, 2001, exercisable at a price of $.60 per share.

Warrants to purchase 285,000 shares of common stock to two investment bankers as commissions for a December 31, 1998 private placement of convertible promissory notes, one of which is for 125,000 shares of common stock exercisable at a price of $.40 per share, and the other which is for 160,000 shares of common stock exercisable at a price of $.64 per share.


Warrants to purchase 200,000 shares of the Company's common stock were issued to a consultant on April 1, 1997 at an exercise price of $7.25. These warrants expire on March 31, 2002.


Warrants to purchase 50,000 shares of the Company's common stock were issued to the placement agent for a June, 1998 private placement. The warrants are exercisable at $.64 per share.

The charge to operations for the above grants of options and warrants for the year ended December 31, 1998 was $156,150.

Summary information with respect to stock options granted is as follows:


                                                                              Outstanding                       Outstanding
                                                                                Exercise          Options         Options
                                                                                  Price           Granted        Exercisable
                                                                                  -----            -------       -----------
Balance, January 1, 1997.....................................................                           --               --
Activity:
   Options granted...........................................................      $.19          4,810,776        4,810,776
   Options exercised.........................................................                           --               --
   Options cancelled.........................................................                           --               --
                                                                                                 ---------        ---------

Balance, December 31, 1997...................................................      $.19          4,810,776        4,810,776
Activity:
   Options granted...........................................................      $.19          2,411,333        2,411,333
   Options exercised.........................................................                           --               --
   Options cancelled.........................................................                           --               --
                                                                                                 ---------        ---------
Balance, December 31, 1998...................................................      $.19          7,222,109        7,222,109
                                                                                                 =========        =========

Compensation cost charged to operations for stock options granted was $13,272 and $276,658 for the years ended December 31, 1997 and 1998, respectively.

1998 Stock Option Plan


In December, 1998, the Company established the 1998 Stock Option Plan ("1998 Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the


                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)



Note 8--Stock Options and Warrants--(Continued)


Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-statutory Stock Options"). The total number of shares of Common stock reserved for issuance under the 1998 Plan is 1,500,000. Options to purchase shares may be granted under the 1998 Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or non-employee directors of, or non-employee consultants to, the Company.

The exercise price of all Incentive Stock Options granted under the 1998 Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's Common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's Common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.


The exercise price of all Non-statutory Stock Options granted under the 1998 Plan must be at least equal to 85% of the fair market value of such shares on the date of the grant.

No options have been granted during 1998 pursuant to the 1998 Plan.

Note 9--Income Taxes


The Company has net operating loss carryforwards available for income tax reporting purposes of approximately $3,000,000, in the aggregate, expiring in 2011 to 2013 which, upon recognition, gives rise to a deferred income tax asset of approximately $340,000 and $1,200,000 at December 31, 1997 and 1998, respectively.


The Company has recorded a 100% valuation allowance on the net deferred tax asset since management cannot determine if it is more likely than not that the deferred tax asset will be utilized.

Note 10--Related Party Transactions


Due from officers

At December 31, 1997, the Company had a $19,500 note receivable from an officer/stockholder of the Company. The note receivable, which is due on demand, bears interest at 8% per annum. At December 31, 1997, there was $910 of accrued interest on the note receivable. The balance of this note receivable was fully repaid on November 19, 1998. At December 31, 1998, there was $5,074 in accounts receivable due from officers.

Due to officers


At December 31, 1997, the Company had an unsecured note payable in the amount of $43,489 to an officer/stockholder. The borrowings, advanced to meet current operating obligations, were due on demand and are non-interest bearing. The remaining balance at December 31, 1998 was $5,889.

In addition, on August 27, 1998 and December 16, 1998, the Company borrowed an additional $50,000 and $5,000, respectively from the same officer. The promissory notes, with an interest rate of 8% per annum, are due in 180 days. At December 31, 1998, interest of $1,350 was accrued on this note.

At December 31, 1998, the Company had an unsecured note payable in the amount of $36,115 to another officer/stockholder, due on demand. The promissory note bears an interest rate of 8% per annum. At December 31, 1998, interest of $254 was accrued on this note.



Note 11--Contingency

Litigation

On July 23, 1998, H & H Acquisition Corp., individually and on behalf of the Company, commenced an action in federal court in the Southern District of New York against the Company, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of the Company previously sold to an officer/stockholder and unspecified damages. Management believes that the claims against the Company and certain officers are without merit and is vigorously defending the action. In addition, management believes that the plaintiffs' principal causes of action relate to the founder, who has filed a motion to dismiss the complaint on the grounds, in part, that a mutual release previously executed with the plaintiff covers the alleged action. No provision has been made in these financial statements for any possible losses arising from this litigation.


Settlement agreement

In February 1998, a collateral pledge agreement was executed between the Company and two outside parties to arrange for the Company to receive $350,000 to purchase certain network computer and telecommunications equipment. Pursuant to that collateral pledge agreement, the Company granted a first priority security interest to one of the parties (the "facilitator") in order to secure the obligations of the other party ("the borrower") under said agreement. The Company did not receive the contemplated funds and had to make other arrangements to fund its purchase of the equipment.

In July 1998, in order to obtain a release of the security interest in the equipment, the Company issued 500,000 shares of its common stock to the facilitator. If the facilitator desires to sell the shares, the Company has a right of first refusal to purchase those shares. In the event there is a sale of the total shares, the facilitator receives the first $175,000 of the net proceeds, and the balance shall be divided equally between the facilitator and the Company. If the sale of shares has not taken place by July 31, 1999, this agreement shall terminate and the facilitator shall retain ownership of the shares. The Company has charged $315,000 to operations for the year ended December 31, 1998 to reflect the issuance of the 500,000 shares of common stock.


Note 12--Subsequent Events


Private placement

On February 8, 1999, the Company entered into a subscription agreement for a private placement of up to $1,700,000 principal amount of 7% convertible promissory notes and warrants to purchase up to 3,333,333 shares of common stock in up to five separate installments at an exercise price of $.40 per share for the initial warrants and $.60 per share for the installments. The agreements consist of an initial purchase of a Promissory Note in the principal amount of $600,000 (the "Initial Note") and Initial Warrants to purchase 1,500,000 shares of Common stock for a purchase price of $600,000.

At the Initial Closing, the Company issued an Initial Note which may later be convertible into common stock of the Company in the principal amount of $600,000, with $240,000 of the principal amount, and all accrued interest thereon, payable upon conversion by the holder thereof commencing March 10, 1999, and $360,000 of the principal amount, and all accrued interest thereon, payable upon conversion by the holder thereof commencing 90 days after the Initial Closing Date. The Initial Note with respect to the $240,000 principal amount was converted on March 10, 1999 and the balance of the $360,000 principal amount may be converted at any time commencing May 9, 1999. The Installment Notes in the aggregate principal amount of $1,100,000 may be converted, in whole or in part, at any time after issuance at the option of the holder.

Commencing on the date the offering becomes effective, and terminating 30 days later, the Company may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $200,000 of a promissory note in the principal amount of $200,000 and a warrant for the purchase of 333,333 shares of Common Stock at an exercise price of $.60 per share.



                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS--(Continued)



Note 12--Subsequent Events--(Continued)



The "Conversion price" shall be the lesser of: (i) 75% of the average of the five lowest closing bid prices of the Common stock during the 30 trading days ending on the trading day immediately preceding the Conversion date, or (ii) $.40, $.50 and $.60 per share with respect to the promissory note for the $200,000 promissory note and two promissory notes in the principal amount of $300,000, respectively.

During the 90 day period after the closing of the installment for a promissory note in the principal amount of $200,000, the Company may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common stock (the "Third Installment"). During the 90 day period after the Third Installment, the Company may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common stock (the "Fourth Installment"). During the 90 day period after the Fourth Installment, the Company may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a Promissory Note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common stock The warrants are exercisable for a period of five years after issuance at an exercise price of $.60 per share.

The two agents for this placement, as part of their fee, each received 15,000 shares of Common stock and Initial Warrants to purchase 75,000 shares of Common stock at an exercise price equal to $0.40 per share of Common stock (and otherwise on terms set forth in the Common stock Purchase Warrant) on the Initial Closing Date.

On each Closing Date for an installment: (i) the two Placement Agents, as part of their fee, shall also each receive 1,727 shares of Common stock for each $100,000 funded to the Company by the Investor, Installment Warrants to purchase 10,000 shares of Common stock on the Closing Date for each $100,000 funded on the second installment, and Installment Warrants to purchase 8,333 shares of Common stock on each Closing Date for each $100,000 funded on the third, fourth and fifth installments. The Installment Warrants will have an exercise price of $0.60 per share.

Public offering

In February 1999, the Company filed a Registration Statement (Form SB-2) covering the primary offering of Common stock by the Company and the offering of common stock by certain selling securityholders. Under the primary prospectus, the Company is registering 4,444,444 Shares of common stock, par value $.001 per share, to be held for sale. Under an alternate prospectus, the selling securityholders are registering 5,408,333 shares of common stock underlying the warrants, 6,075,000 shares of common stock underlying the convertible promissory notes (including an additional 2,025,000 shares of common stock being registered with respect to certain anti-dilution provisions of such promissory notes), 655,000 shares of common stock previously issued and 37,994 shares of common stock which will be issued upon conversion of certain promissory notes. These shares will be offered to the public at an offering price of $1.35 per share.

Founder consulting agreement

On March 3, 1999 the Company entered into a consulting agreement with the Company's Founder (the "Founder") whereby the Founder will be retained as a consultant to act as Director of Brokerage Sales on a commission only basis through December 31, 2002. The terms of compensation include commissions paid as a percentage of sales and reimbursement of certain expenses as defined in the agreement. In addition, under the terms of this agreement, the Founder acknowledges that he agrees to reduce the number of unexercised options held by him to purchase shares of the Company common stock from 3,640,262 to 2,500,000 shares at an exercise price of $.19 per share. The Founder has also agreed to exercise these options with respect to 879,685 shares as of March 3, 1999 in exchange for settlement of $167,140 in accrued salary and loans owed by the Company to the Founder.

               We have not authorized anyone to give any information different from that contained in this prospectus. You must not rely on any unauthorized information. We are offering to sell, and seeking offers to buy, shares of common stock only in states where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus.

                                TABLE OF CONTENTS

         Page
         ----
         Prospectus Summary .....................................2
         Risk Factors ...........................................6
         Use of Proceeds .......................................10
         Capitalization.........................................11
         Dilution  .............................................12
         Dividend Policy .......................................13
         Management's Discussions and Analysis of
         Financial Condition and Results of
         Operations ............................................14
         Business...............................................18
         Management ............................................30
         Certain Transactions ..................................35
         Principal Stockholders ................................36
         Selling Securityholders ...............................37
         Description of Securities .............................40
         Shares Eligible for Future Sale .......................43
         Plan of Distribution ..................................43
         Legal Matters..........................................44
         Experts................................................44
         Financial Statements  ................................F-1

               Until ____, 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with regard to their unsold allotments or subscription.

                                4,444,444 Shares
                                 of Common Stock



                            Financial Intranet, Inc.

                                   PROSPECTUS


                                   May , 1999

                         [Alternate Cover Page--- The
                        Offering] SUBJECT TO COMPLETION,
                               DATED MAY 14, 1999

                                  PROSPECTUS

                        10,151,327 Shares of Common stock

                           Financial Intranet Inc.

Selling securityholders are offering 10,151,327 shares of common stock of Financial Intranet, Inc.

The selling securityholders may sell the shares of common stock from time to time. They have no underwriting arrangements. The selling securityholders and intermediaries through whom such securities may be sold may be "underwriters" under the Securities Act, and any profits or commissions may be underwriting compensation. Financial Intranet agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act.

On the date hereof, Financial Intranet commenced a public offering of 4,444,444 shares of common stock through a registration statement of which this prospectus is a part.

These are speculative securities and this investment involves a high degree of risk. See "Risk Factors" on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.



The date of this Prospectus           , 1999

                                  The Offering




Securities offered by selling securityholders:.....................    10,151,327 shares


Securities outstanding prior to Financial Intranet's offering:.....    22,724,282 shares

Securities outstanding after offering:.............................    36,665,053 shares which include:

                                                                       o         5,408,333 shares of common
                                                                                 stock issuable upon exercise
                                                                                 of the warrants,

                                                                       o         4,050,000 shares of common
                                                                                 stock issuable upon conversion
                                                                                 of the promissory notes issued
                                                                                 to the selling
                                                                                 securityholders,

                                                                       o         655,000 shares of common stock
                                                                                 previously issued to the
                                                                                 selling securityholders,

                                                                       o         37,994 shares otherwise
                                                                                 issuable to the selling
                                                                                 securityholders, and

                                                                       o         4,444,444 shares of common
                                                                                 stock being offered by
                                                                                 Financial Intranet.

Risk Factors.......................................................    An investment in any of the securities being offered
                                                                       hereby is highly speculative and involves substantial
                                                                       risks including the risks of:

                                                                       o         limited operations

                                                                       o         projected losses

                                                                       o         limited number of products

                                                                       o         management's broad discretion
                                                                                 in the application of proceeds

                                                                       o         the possible need for
                                                                                 additional financing

                                                                       o         competition

Investors should carefully consider the matters set forth under the caption
"Risk Factors."

OTC Bulletin Board Symbol:.........................................    FNTN


                   We have not authorized anyone to give any information
             different from that contained in this prospectus. You must not rely on any unauthorized information. We are offering to sell, and seeking offers to buy, shares of common stock only in states where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus.


                                TABLE OF CONTENTS

                                                                Page

        Prospectus Summary ........................................2
        Risk Factors ..............................................6
        Use of Proceeds ..........................................10
        Capitalization............................................11
        Dilution..................................................12
          Dividend Policy ........................................13
        Management's Discussions and Analysis of
           Financial Condition and Results of
           Operations ............................................14
        Business..................................................18
        Management ...............................................30
        Certain Transactions .....................................35
        Principal Stockholders ...................................36
        Selling Securityholders ..................................37
        Description of Securities ................................40
        Shares Eligible for Future Sale ..........................43
        Plan of Distribution .....................................43
        Legal Matters.............................................44
        Experts...................................................44
        Financial Statements ....................................F-1


                   Until , 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with regard to their unsold allotments or subscription.




                                10,151,327 Shares
                                 of Common Stock


                            Financial Intranet, Inc.

                                   PROSPECTUS
                                ----------------

                                   May , 1999

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 24. Indemnification of Officers and Directors

     Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

     Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2) , or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

     Finally, Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

     The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.

     Item 25. Other Expenses of Issuance and Distribution


             The expenses payable by registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:



     Securities and Exchange Commission Fees...................    $8,521.43
     Accounting Fees and Expenses..............................   $30,000.00
     Blue Sky Fees and Expenses................................   $25,000.00
     Printing Expenses (including Securities)..................   $30,000.00
     Legal Fees................................................   $70,000.00
     Miscellaneous.............................................   $16,478.57
                                                                  ----------

        Total..................................................  $180,000.00
                                                                 ===========

        The selling securityholders will not assume any of the expenses of their offering except to the extent that they engage their own legal counsel. The estimate of expenses includes expenses in connection with the issuance and distribution of shares by the selling security holders.

     Item 26. Recent Sales of Unregistered Securities

        All issuances were under Section 4(2) unless otherwise indicated. Certain issuances under 4(2) were to officers, employees or legal counsel who are familiar with the operations of the registrant. Other issuances under Section 4(2) were to advisors, including Civilization Communication Inc., Kevin Haggerty, Great North Capital Corp., Cardinal Capital Management, Inc., Josephberg Grosz & Co., JG Capital Inc., Ganesh Asset Management Ltd. and Chez Inc. Financial Intranet believed that these advisors were sufficiently sophisticated to qualify for the exemption because they are in the business of advising corporations on marketing, finance or public relations, as the case may be, and are familiar with the business of the registrant.

                                  Common Stock

     On April 28, 1999, Financial Intranet issued 600,000 shares of common stock to Barry Stein to replace shares that Mr. Stein had pledged to secure Financial Intranet's obligations under a convertible promissory note.

     On April 28, 1999, Financial Intranet issued 11,111 shares of common stock to Steven Schuster, counsel to Financial Intranet, in consideration for advisory services valued at $10,000.

     On March 3, 1999, Financial Intranet issued 15,000 shares of common stock each to Cardinal Capital Management Inc. and JG Capital, Inc. as part of their fees as advisors for structuring a February 8, 1999 private placement.

     On March 3, 1999, Financial Intranet issued 879,685 shares of common stock to Barry Stein for aggregate consideration of $167,140 upon exercise of options.

     On January 25, 1999, Financial Intranet issued 5,812 shares of common stock to Ganesh Asset Management for exercise of warrants.

     On January 21, 1999, Financial Intranet issued 197,402 shares of common stock to Barry Stein in consideration for employment services valued at $43,837.55.

     On January 21, 1999, Financial Intranet issued 205,825 shares of common stock to Michael Sheppard in consideration for employment services valued at $55,854.14.

     On January 21, 1999, Financial Intranet issued 208,409 shares of common stock to Maura Marx in consideration for employment services valued at $56,109.39.

     On January 7, 1999, Financial Intranet issued 12,500 shares of common stock each to Cardinal Capital Management Inc. and Josephberg Grosz & Co. as part of their fees as advisors for structuring a December 1998 private placement.

     On December 17, 1998, Financial Intranet issued 26,667 shares of common stock to Civilization Communication, Inc. in consideration for advisory services valued at $16,000 in connection with preparation of a Form 10.

     On October 9, 1998, Financial Intranet issued 1,000,000 shares of common stock to Kevin Haggerty in consideration for marketing consulting services valued at $10,000.

     On October 15, 1998, Financial Intranet issued 60,637 shares of common stock to Great North Capital Corp. in consideration for advisory fees for structuring a 1997 private placement.

     On October 15, 1998, Financial Intranet issued 8,333 shares of common stock to Ganesh Asset Management, Ltd. in consideration for advisory fees for structuring a 1997 private placement.

     On July 17, 1998, Financial Intranet issued 500,000 shares of common stock to Internet Credit Corp. in consideration for release of security interest in equipment.

     On July 15, 1998, Financial Intranet issued 112,093 shares of common stock to Civilization Communication, Inc. pursuant to anti-dilution provisions of a consulting agreement dated December 1996.

     On June 12, 1998, Financial Intranet issued 60,000 shares of common stock to JG Partners, LP in consideration for investment banking services valued at $25,000.

     On June 11, July 11, and July 23, Financial Intranet issued a total of 1,070,800 shares of common stock to Thomas Kernaghan & Co. in consideration for investment banking $500,000 pursuant to Rule 504.

     On June 11, 1998, Financial Intranet issued 28,794 and 9,599 shares to Great North Capital and Corporate Capital Management, respectively, in consideration for advisory services regarding the funding by Cadence Capital Corporation.

     On June 5, 1998, Financial Intranet issued 1,352,718 shares of common stock to Cadence Capital Corporation in consideration for $500,000 pursuant to Rule 504 of Regulation D.

     On May 19, 1998, Financial Intranet issued 38,066 shares of common stock to Steven Sanders in consideration for legal services valued at $9,453.50.

     On May 19, 1998, Financial Intranet issued 9,516 shares of common stock to Debra Millman in consideration for legal services valued at $2,422.

     On May 19, 1998, Financial Intranet issued 175,000 shares of common stock to Civilization Communication, Inc. in consideration for advisory services valued at $43,750 in connection with preparation of a Form 10.

     On February 9, 1998, Financial Intranet issued 234,649 shares of common stock to Civilization Communication Corp. pursuant to anti-dilution provisions of a consulting agreement dated December 1996.

     On January 14, 1998, Financial Intranet issued 400,000 shares of common stock to Landmark Capital in consideration for $107,500.

     On November 15, 1997, Financial Intranet issued 315,000 shares to Civilization Communication Corp. pursuant to anti-dilution provisions of a consulting agreement.

     On September 5, 1997, Financial Intranet issued 20,000 shares of common stock to Ron Pauls, an employee, in consideration for employment services rendered.

     On September 5, 1997, Financial Intranet issued 20,000 shares of common stock to James Reiff, an employee, in consideration for employment services rendered.

     On August 4, 1997, Financial Intranet issued 100,000 shares of common stock to CHEZ, INC. in consideration for $6,500 in public relations.

     In June 1997, Financial Intranet issued 6,904,228 shares of common stock to investors of which 4,304,228 were purchased by non-U.S. residents overseas for an aggregate consideration of $955,250 pursuant to Rule 504 of Regulation D.

     On February 27, 1997, Financial Intranet issued 750,000 shares of common stock to Michael Sheppard as an incentive payment for execution of employment contract pursuant to Section 701.

     On February 27, 1997, Financial Intranet issued 500,000 shares of common stock to Maura Marx as an incentive payment for execution of employment contract pursuant to Section 701.

     On February 27, 1997, Financial Intranet issued 1,500,000 shares of common stock to Barry Stein as an incentive payment for execution of employment contract pursuant to Section 701.

     On December 20, 1996, Financial Intranet issued 240,000 shares of common stock to Civilization Communication Corp. in consideration for services related to preparation of the business plans valued at $10,000.

     On December 17, 1996, Financial Intranet issued 40,000 shares of common stock to Michael Daniels in consideration for services rendered in connection with his sale of a controlling interest in Wee Wees, Inc.


                              OPTIONS AND WARRANTS


     On February 28, 1999, Financial Intranet issued 20,000 warrants to each of Scott Goldstein and Sheldon Goldstein in consideration for legal services. The warrants have an exercise price of $.60 per share and expire five years after issuance.

     On February 8, 1999, Financial Intranet issued warrants to purchase 75,000 shares of common stock to each of Cardinal Capital Management Inc. and J.G. Capital Inc. in consideration f or investment banking services rendered in connection with a private placement. The warrants expire five years after issuance.

     On December 31, 1998, Financial Intranet issued warrants to purchase 160,000 shares of common stock to Cardinal Capital Management Inc. with an exercise price of $.64 per share and 125,000 shares of common stock to J.G. Capital Inc. with an exercise price of $.40 per share. The warrants expire five years after issuance. The warrants were issued in consideration for investment banking services rendered for a private placement.

     On December 21, 1998, Financial Intranet issued 75,000 warrants to purchase common stock to McLaughlin & Stern, LLP with an exercise price of $.60 per share in consideration of legal services rendered and disbursements incurred. The warrants expire on November 24, 2003.

     On December 21, 1998, Financial Intranet agreed to issue options to purchase 250,000 shares of common stock to Alan Spar at a price of $.625 per share. The options were issued as part of an employment compensation package, vest over three years and expire on December 31, 2001.

     On December 21, 1998, Financial Intranet issued 250,000 options to purchase common stock to Alan Ross at a price equal to $.625 per share. The options were issued as part of an employment compensation package, vest over three years and expire on December 31, 2001.

     On November 13, 1998, Financial Intranet issued 10,000 warrants to purchase common stock at $.60 per share to Steven Weller. The warrants were issued in consideration for Mr. Weller's agreement to serve as a Director and expire on November 12, 2001.

     On September 1, 1998, Financial Intranet issued 10,000 warrants to purchase common stock at $.725 per share to Joseph F. Engelberger. The warrants were issued in consideration for Mr. Engelberger's agreement to serve as a Director and expire on August 31, 2001.

     On July 15, 1998, Financial Intranet issued 166,667 warrants to McCap, Inc. for public relations services at an exercise price of $.40 per share expiring June 22, 2003.

     On July 11, 1998, Financial Intranet issued 75,000 warrants to purchase common stock for $1.20 per share to McLaughlin & Stern, LLP in consideration of legal services rendered and disbursements incurred. The warrants expire on July 10, 2003.

     On July 1, 1998, Financial Intranet issued 980 warrants to purchase common stock for $.32 per share to Corporate Capital Management for advisory services. The warrants expire on September 15, 2000.

     On June 5, 1998, the Company issued warrants to purchase 50,000 shares of common stock to Corporate Capital Management with an exercise price of $.64 per share for advisory services.

     Pursuant to his employment agreement dated September 12, 1997, Michael Sheppard received options to purchase 2,231,352 shares of common stock at an exercise price of $.19 per share. The warrants expire on December 31, 2002.

     Pursuant to her employment agreement dated September 12, 1997, Ms. Marx received options to purchase 1,350,495 shares of common stock at an exercise price of $.19 per share. The warrants expire on December 31, 2002.

     Pursuant to Mr. Stein's employment agreement, dated September 12, 1997, he received options to purchase 3,640,262 shares of common stock as of common stock at an exercise price of $.19 per share. The warrants expire on December 31, 2002.

     On September 15, 1997, Financial Intranet issued 2,422 warrants to purchase common stock for $.18 per share to Corporate Capital Management for advisory services. The warrants expire on September 15, 2000.

     On September 15, 1997, Financial Intranet issued 5,812 warrants to purchase common stock for $.18 per share to Ganesh Asset Management for advisory services. The warrants expire on September 15, 2000.

     On September 15, 1997, Financial Intranet issued 2,353 warrants to purchase common stock for $.32 per share to Ganesh Asset Management for advisory services. The warrants expire on September 15, 2000.

     On September 15, 1997, Financial Intranet issued 7,266 warrants to purchase common stock for $.18 per share to Great North Capital for advisory services. The warrants expire on September 15, 2000.

     On September 15, 1997, Financial Intranet issued 2,942 warrants to purchase common stock for $.32 per share to Great North Capital for advisory services. The warrants expire on September 15, 2000.

     On April 1, 1997, Financial Intranet issued warrants to purchase 200,000 shares of common stock with an exercise price of $7.25 per share to H&H Acquisitions Inc. in connection with the acquisition of Wee Wees Inc. These warrants expire on March 3, 2002.


     Item 27. Exhibits and Financial Statement Schedules

       (a) Exhibits



Exhibit
Number        Description
-------       -----------
    3.1    --  Registrant's Restated Articles of Incorporation dated December 22, 1998
    3.2    --  Registrant's By-laws
    4.1    --  Form of Common Stock Certificate
    4.2    --  1998 Stock Option Plan
    5      --  Opinion of McLaughlin & Stern, LLP (To be filed by amendment)
   10.1    --  Letter regarding purchase of Wee Wees, Inc. dated October 9, 1996.
   10.2    --  Employment Agreement dated as of September 12, 1997 between Registrant and Michael Sheppard.
   10.3    --  Employment Agreement dated as of September 12, 1997 between Registrant and Ben B. Stein.
   10.4    --  Employment Agreement dated as of September 12, 1997 between Registrant and Maura Marx.
   10.5    --  Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Michael Sheppard.
   10.6    --  Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Maura Marx.
   10.7    --  Consulting Agreement dated as of February 27, 1997 between Registrant and Michael Sheppard.
   10.8    --  Promissory Note issued by Registrant to investor on December 31, 1998 in connection with private placement.
   10.9    --  Warrant issued by Registrant to investor on December 31, 1998 in connection with private placement.
   10.10   --  Subscription agreement between Registrant and investor in private placement on December 31, 1998.
   10.11   --  Subscription agreement between Registrant and investor in private placement on February 8, 1999.
   10.12   --  Warrant issued by Registrant to investor on February 8, 1999 in connection with private placement.
   10.13   --  Form of Warrant certificate issuable by Registrant to investor upon subsequent installments due under private placement.
   10.14   --  Guaranty executed by Ben B. Stein on February 8, 1999 in connection with private placement.
   10.15   --  Stock Pledge Agreement executed by Ben B. Stein on February 8, 1999 in connection with private placement.
   10.16   --  Service Agreement between the Registrant and Siemens dated December 30, 1998.(1)
   10.17   --  Warrant issued by Registrant to Cardinal Capital Management on December 31, 1998 in connection with private placement.
   10.18   --  Warrant issued by Registrant to Josephberg Grosz & Co. on December 31, 1998 in connection with private placement.
   10.19   --  Warrant issued by Registrant to Josephberg Grosz & Co. on February 8, 1999 in connection with private placement.
   10.20   --  Warrant issued by Registrant to Cardinal Capital Management on February 8, 1999 in connection with private placement.
   10.21   --  Convertible Promissory Note issued by Registrant to investor on February 8, 1999.
   10.22   --  Registration Rights Agreement executed by Registrant on February 8, 1999.
   10.23   --  Consulting Agreement with Barry Stein dated February 27, 1997.


   10.24   --  Registration Rights Agreement executed by Registrant on December 31, 1998.
   10.25   --  Consulting agreement with Kevin Haggerty dated October 6, 1997.(1)
   10.26   --  Consulting agreement with Maura Marx dated February 27, 1997.(1)
   10.27   --  Rebiller Service Agreement with WorldCom Inc. dated June 30, 1997.(1)
   10.28   --  Consulting Agreement with Barry Stein dated as of March 3, 1999.(1)
   10.29   --  Agreement with Frontier Corp. dated April 1999.(1)
   10.30   --  Consulting Agreement with Joseph Theismann dated April 30, 1999.(1)
   23.1    --  Consent of Reminick Aaron & Company, LLC.(1)
   23.2    --  Consent of McLaughlin & Stern, LLP (included in Exhibit 5.1).
   24      --  Power of Attorney (contained on signature page).
   27      --  Financial Data Schedule.(1)


Schedules other than those listed above have been omitted since they are either not required, are not applicable or the required information is shown in the financial statements or related notes.


(1)    Included with Amendment No. 1.  Other exhibits were previously filed.


Item 28. Undertaking

The undersigned Registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a) (3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) Include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


               In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Town of Ardsley, State of New York, on May 12, 1999.


                                        FINANCIAL INTRANET INC.



By:/s/ MICHAEL SHEPPARD
   ----------------------
Michael Sheppard
President


By:/s/ ALAN M. ROSS
   ----------------------
Alan M. Ross
Vice President -- Finance


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael Sheppard and Maura Marx and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form SB-2, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



            Name                                       Title                          Date
            ----                                       -----                          ----
By:   /s/ MICHAEL SHEPPARD               Director, President, Chief Operating       May 12, 1999
      --------------------               Officer
         Michael Sheppard


By:             *                        Director                                   May 12, 1999
      --------------------
         Steven S. Weller

By:             *                        Director                                   May 12, 1999
---   -------------------------
         Joseph F. Engelberger

  Pursuant to Power-of-Attorney
* /s/ MICHAEL SHEPPARD

      As filed with the Securities and Exchange Commission on May 13, 1999
                           Registration No. 333-72975

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     EXHIBIT
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FINANCIAL INTRANET, INC.
                   (Name of small business issuer in charter)

                                  EXHIBIT 10.25

                                  EXHIBIT 10.26

                                  EXHIBIT 10.27

                                  EXHIBIT 10.28

                                  EXHIBIT 10.29

                                  EXHIBIT 10.30

                                  EXHIBIT 23.1

                                   EXHIBIT 27

                                   sb2am1d3.51